UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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SUBURBAN PROPANE PARTNERS, L.P.

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One Suburban Plaza • 240 Route 10 West • P.O. Box 206 • Whippany, NJ 07981-0206
Office 973-887-5300
http://www.suburbanpropane.com

Mark A. Alexander
Chief Executive Officer

June 1, 2009

Dear Fellow Suburban Unitholder:

You are cordially invited to attend the Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. to be held on Wednesday, July 22, 2009, beginning at 9:00 a.m. at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey.

Whether or not you plan to attend in person, it is important that your units be represented at the meeting. You may vote on the matters that come before the meeting by completing the enclosed proxy card and returning it in the envelope provided.

Attendance at the Tri-Annual Meeting will be open to holders of record of common units as of the close of business on May 26, 2009. I look forward to greeting those of you who will be able to attend.

Sincerely,

Mark A. Alexander
Chief Executive Officer

SUBURBAN PROPANE PARTNERS, L.P.

NOTICE OF TRI-ANNUAL MEETING
July 22, 2009

The Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. will be held at 9:00 a.m. on Wednesday, July 22, 2009, at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey, for the following purposes:

1. To elect six Supervisors;

2. To approve Suburban’s 2009 Restricted Unit Plan, including the authorization of the issuance of 1,200,000 common units of Suburban to be available for grant under the Plan;

3. To approve the adjournment of the Tri-Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Tri-Annual Meeting to approve Proposal 1 or Proposal 2 above; and

4. To consider any other matters that may properly come before the meeting.

Only holders of record of common units as of the close of business on May 26, 2009 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Supervisors,

Paul Abel
Vice President, Secretary & General Counsel

June 1, 2009

IMPORTANT

Your vote is important. Whether or not you expect to attend the meeting in person, we urge you to complete and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided, or vote using the Internet or by telephone.

SUBURBAN PROPANE PARTNERS, L.P.
One Suburban Plaza
240 Route 10 West
Whippany, New Jersey 07981-0206

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE TRI-ANNUAL MEETING

This Proxy Statement (first mailed, together with a form of proxy, on or about June 1, 2009) is being furnished to holders of Common Units of Suburban Propane Partners, L.P., which we refer to as “Suburban,” “we” or “our,” in connection with the solicitation of proxies by the Board of Supervisors of Suburban, which we refer to as the “Board,” for use at Suburban’s Tri-Annual Meeting of Limited Partners and any postponements or adjournments thereof, which we refer to as the “Meeting.”

Q:	When and where is the Meeting?

A:	The Meeting will be held at 9:00 a.m. on Wednesday, July 22, 2009, at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey.

Q:	What is the purpose of the Meeting?

A:	At the Meeting, holders of Common Units, whom we refer to as Unitholders, will be asked to consider and vote on the following three proposals:

• PROPOSAL NO. 1 — To elect six Supervisors, which we refer to as the Election Proposal.

• PROPOSAL NO. 2 — To approve Suburban’s 2009 Restricted Unit Plan, including the authorization of the issuance of 1,200,000 Common Units to be available for grant under the 2009 Restricted Unit Plan, which we refer to as the Restricted Unit Plan Proposal.

• PROPOSAL NO. 3 — To approve the adjournment of the Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Tri-Annual Meeting to approve the Election Proposal or the Restricted Unit Plan Proposal, which we refer to as the Adjournment Proposal.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of its nominees for Supervisor, approval of the Restricted Unit Plan Proposal and approval of the Adjournment Proposal.

Q:	How will voting on any other business be conducted?

A:	The Board of Supervisors does not know of any business to be considered at the meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented, your signed proxy card gives authority to the persons named in the proxy to vote on these matters at their discretion.

Q:	Who is entitled to vote?

A:	Each holder of Common Units as of the close of business on May 26, 2009, which we refer to as the Record Date, is entitled to vote at the Meeting.

Q:	How many Common Units may be voted?

A:	As of the Record Date, 32,795,355 Common Units were outstanding. Each Common Unit entitles its holder to one vote.

Q:	What is a “quorum”?

A:	There must be a quorum for the meeting to be held. A quorum will be present if a majority of the outstanding Common Units is represented in person or by proxy at the meeting. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal.

Q:	What vote is required to approve the proposals?

A:

• PROPOSAL NO. 1 — Under the Third Amended and Restated Agreement of Limited Partnership of Suburban, as further amended, which we refer to as our Partnership Agreement, the affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the Meeting is required to elect each Supervisor.

• PROPOSAL NO. 2 — Under the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, provided that the total votes cast on the proposal represent more than 50% of all Common Units entitled to vote thereon, is required to approve the Restricted Unit Plan Proposal.

• PROPOSAL NO. 3 — The affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve the Adjournment Proposal.

Q:	How do I vote?

A:	You may vote by any one of three different methods:

• In Writing. You can vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed envelope.

• By Telephone and Internet. You can vote your proxies by touchtone telephone from the US or through the Internet. Please follow the instructions on the enclosed proxy card.

• In Person. You can vote by attending the Meeting.

Common Units represented by properly executed proxies that are not revoked will be voted in accordance with the instructions shown on the proxy card. If you return your signed proxy card but do not give instructions as to how you wish to vote, your Common Units will be voted FOR each of the proposals.

Our Board of Supervisors urges Unitholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or over the Internet by following the instructions included with your proxy card, or, in the event you hold your Common Units through a broker or other nominee, by following the separate voting instructions received from your broker or nominee. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

Q:	What do I do if I want to change my vote?

A:	You have the right to revoke your proxy at any time before the meeting by:

• Notifying our Partnership Secretary;

• Voting in person; or

• Returning a later-dated proxy card.

Attendance at the Meeting will not, in and of itself, revoke your proxy.

Q:	What does it mean if I receive more than one proxy card?

A:	If your Common Units are registered differently and/or are in more than one account, you will receive more than one proxy card. Please mark, sign, date and return all of the proxy cards you receive to ensure that all of your Common Units are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078 (mail), Computershare Investor Services, 250 Royall Street, Canton, MA 02021 (overnight delivery) or telephone 781-575-2724. The hearing impaired may contact Computershare at TDD 800-952-9245.

Q:	What do I do if my Common Units are held in “street name”?

A:	If your Common Units are held in the name of your broker, a bank or other nominee, that party will give you instructions about how to vote your Common Units.

Q:	Who will count the votes?

A:	Representatives of Computershare Trust Company, N.A., our transfer agent and an independent tabulator, will count the votes and act as the inspector of election.

Q:	Who is bearing the cost of this proxy solicitation?

A:	The Board of Supervisors is soliciting your proxy on behalf of Suburban. We are bearing the cost of soliciting proxies for the Meeting. Georgeson Inc. has been retained to assist in the distribution of proxy materials and the solicitation of votes and will be paid a customary fee for its services totaling approximately $15,000, plus reasonable out-of-pocket expenses. In addition to using the mail, our Supervisors, officers and employees may solicit proxies by telephone, personal interview or otherwise. They will not receive additional compensation for this activity, but may be reimbursed for their reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Unitholders.

Q:	Will the independent registered public accountants attend the Meeting?

A:	Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal years ended September 27, 2008 and ending September 26, 2009, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Q:	When are the Unitholder proposals for the next meeting of Unitholders due?

A:	We presently expect that our next Tri-Annual Meeting will be held in April 2012. If a Unitholder intends to present any proposals for inclusion in Suburban’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Company’s 2012 Tri-Annual Meeting, the proposal must be received at Suburban’s principle executive offices by October 31, 2011.

In accordance with the Partnership Agreement, if a Unitholder intends, at the 2012 Tri-Annual Meeting, to nominate a person for election to the Board of Supervisors, the Unitholder must deliver notice thereof to the Board of Supervisors not earlier than the close of business on December 23, 2011 and not later than January 17, 2012. A different notice deadline will apply for the nomination of persons for election to the Board of Supervisors if the date of the 2012 Tri-Annual Meeting is not publicly announced by Suburban more than 100 days prior to the date of such meeting. Such deadline, and the procedures that a Unitholder must follow to nominate a person for election to the Board of Supervisors, are further described below under the heading “Supervisor Nominations and Criteria for Board Meetings — Unitholder Nominations.”

If we do not receive notice of any Unitholder proposal for the 2012 Tri-Annual Meeting by January 17, 2012, then Suburban’s proxy may confer discretionary authority on the persons being appointed as proxies to vote on such proposals.

If the date of the 2012 Tri-Annual Meeting is changed to a different month, we will advise our Unitholders of the new date for the submission of Unitholder proposals in our earliest possible quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

Q:	Where and when will I be able to find the voting results?

A:	In addition to announcing the results at the Meeting, we will post the results on our web site at www.suburbanpropane.com within two days after the Meeting. You will also be able to find the results in our Annual Report on Form 10-K for our fiscal year ending September 26, 2009, which we will file with the Securities and Exchange Commission in November 2009.

Q:	How can I obtain a copy of our 2008 Annual Report on Form 10-K?

A:	We will provide an additional copy of our 2008 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith, without charge, upon written request to Investor Relations, Suburban Propane Partners, L.P., 240 Route 10 West, P.O. Box 206, Whippany, New Jersey 07981-0206. We will furnish a requesting Unitholder with any exhibit not contained therein upon payment of a reasonable fee, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

Q:	Who can I contact for further information?

A:	If you need assistance in voting your Common Units, please call the firm assisting us in the solicitation of proxies for the Meeting:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll Free (800) 213-0409

Q:	What can I do if I and another Unitholder with whom I live want to receive two copies of this proxy statement?

A:	In order to reduce our printing and postage costs, Unitholders who share a single address will receive only one copy of this proxy statement at that address unless we have received instructions to the contrary from any Unitholder at that address. However, if a Unitholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a Unitholder receiving multiple copies of our proxy statement, you can request to receive only one copy by contacting us in the same manner. If you own your Common Units through a bank, broker or other Unitholder of record, you may request additional or fewer copies of this proxy statement by contacting the Unitholder of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE MEETING

This Proxy Statement and the accompanying Annual Report to Unitholders are available at www.suburbanpropane.com.

If you plan on attending the Meeting to vote in person and need directions to our headquarters, please call 973-887-5300.

MANAGEMENT SUCCESSION PLAN

On April 23, 2009, we announced that Suburban’s President, Michael J. Dunn Jr., will take on the added responsibilities of Chief Executive Officer when our next fiscal year begins on September 27, 2009. Mr. Dunn joined Suburban in 1997, became a Supervisor in 1998, and has served as President since 2005. He will succeed Mark A. Alexander, who will continue as a consultant to the Board for a term of three years. Mr. Alexander has served as Suburban’s only Chief Executive Officer, and as a Supervisor, since Suburban went public in 1996. This change is the key element of the management succession plan developed by the Compensation Committee of Suburban’s Board and Mr. Alexander to ensure that the executive leadership of Suburban evolves in a clearly defined and disciplined manner. In accordance with this plan, Mr. Alexander will not be seeking election as a Supervisor at the Meeting and will transfer to Mr. Dunn his sole membership interest in Suburban’s General Partner. For information regarding Mr. Alexander’s consulting and separation arrangements, see “Mr. Alexander’s Employment Agreement and Consulting and Separation Agreement” in “Compensation Discussion and Analysis” below.

ELECTION OF SUPERVISORS
(Proposal No. 1 on the Proxy Card)

In connection with the decision of our Chief Executive Officer, Mark A. Alexander, not to stand for election to the Board of Supervisors at the Meeting, our Board of Supervisors, pursuant to discretion granted to the Board under our Partnership Agreement, reduced the size of the Board from seven to six, effective upon the conclusion of the Meeting. Unitholders are entitled to elect all six members of the Board of Supervisors (the “Supervisors”). The nominees for Supervisors, all of whom are currently serving as Supervisors, are described below (as of May 22, 2009). If elected, all nominees are expected to serve until the 2012 Tri-Annual Meeting and until their successors are duly elected. Although the Board does not anticipate that any of the persons named below will be unable to stand for election, if for any reason a nominee becomes unavailable for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board may propose. In accordance with our Corporate Governance Guidelines and Principles (described more fully below) and the rules of the New York Stock Exchange, we have affirmatively determined that our Board of Supervisors is currently composed of a majority of independent directors, and that the following directors and nominee directors are independent: Harold R. Logan, Jr., John Hoyt Stookey, Dudley C. Mecum, John D. Collins and Jane Swift.

NOMINEES FOR ELECTION AS SUPERVISORS

Harold R. Logan, Jr. Age 64 Mr. Logan has served as a Supervisor since March 1996 and was elected as Chairman of the Board of Supervisors in January 2007. Mr. Logan is a Co-Founder and, from 2006 to the present has been serving as a, Director of Basic Materials and Services LLC, an investment company that has invested in companies that provide specialized infrastructure services and materials for the pipeline construction industry and the sand/silica industry. From 2003 to September 2006, Mr. Logan was a Director and Chairman of the Finance Committee of the Board of Directors of TransMontaigne Inc., which provided logistical services (i.e. pipeline, terminaling and marketing) to producers and end-users of refined petroleum products. From 1995 to 2002, Mr. Logan was Executive Vice President/Finance, Treasurer and a Director of TransMontaigne Inc. From 1987 to 1995, Mr. Logan served as Senior Vice President of Finance and a Director of Associated Natural Gas Corporation, an independent gatherer and marketer of natural gas, natural gas liquids and crude oil. Mr. Logan is also a Director of Graphic Packaging Holding Company, Hart Energy Publishing LLP and Cimarex Energy Co.

John Hoyt Stookey Age 78 Mr. Stookey has served as a Supervisor since March 1996. He was Chairman of the Board of Supervisors from March 1996 through January 2007. From 1986 until September 1993, he was the Chairman, President and Chief Executive Officer of Quantum Chemical Corporation (“Quantum”), a predecessor of Suburban. He served as non-executive Chairman and a Director of Quantum from its acquisition by Hanson plc in September 1993 until October 1995, at which time he retired. Since then, Mr. Stookey has served as a trustee for a number of non-profit organizations, including founding and serving as non-executive Chairman of Per Scholas Inc. (a non-profit organization dedicated to using technology to improve the lives of residents of the South Bronx) and Landmark Volunteers (places high school students in volunteer positions with non-profit organizations during summer vacations) and has also served on the Board of Directors of The Clark Foundation, The Robert Sterling Clark Foundation and The Berkshire Taconic Community Foundation.

Dudley C. Mecum Age 73 Mr. Mecum has served as a Supervisor since June 1996. He has been a managing director of Capricorn Holdings, LLC (a sponsor of and investor in leveraged buyouts) since June 1997. Mr. Mecum was a partner of G.L. Ohrstrom & Co. (a sponsor of and investor in leveraged buyouts) from 1989 to June 1996.

John D. Collins Age 70 Mr. Collins has served as a Supervisor since April 2007. He served with KPMG, LLP, an international accounting firm, from 1962 until 2000, most recently as senior audit partner of its New York office. He has served as a United States representative on the International Auditing Procedures Committee, a committee of international accountants responsible for establishing international auditing standards. Mr. Collins is a Director of Montpelier Re, Mrs. Fields Original Cookies, Inc. and Columbia Atlantic Funds, and serves as a Trustee of LeMoyne College.

Jane Swift Age 44 Ms. Swift has served as a Supervisor since April 2007. She is the founder of WNP Consulting, LLC, providing expert advice and guidance to early stage education companies. From 2003 — 2006 she was a General Partner at Arcadia Partners, a venture capital firm focused on the education industry. She currently serves on the boards of K12, Inc., Animated Speech Company and Sally Ride Science Inc., and several not-for-profit boards, including The Republican Majority for Choice and Landmark Volunteers, Inc. Prior to joining Arcadia, Ms. Swift served for 15 years in Massachusetts state government, becoming Massachusetts’ first female governor in 2001.

Michael J. Dunn, Jr. Age 59 Mr. Dunn has served as President since May 2005 and as a Supervisor since July 1998. From June 1998 until May 2005 he was Senior Vice President, becoming Senior Vice President — Corporate Development in November 2002. He was Vice President — Procurement and Logistics from March 1997 until June 1998. Before joining Suburban, Mr. Dunn was Vice President of Commodity Trading for the investment banking firm of Goldman Sachs & Company.

As described above under “Management Succession Plan,” Mr. Dunn will assume the additional responsibilities of Chief Executive Officer of Suburban at the commencement of our 2010 fiscal year (September 27, 2009) and Mr. Alexander will transfer to him the sole membership interest in Suburban’s General Partner.

Vote Required and Recommendation of the Board of Supervisors

Under the Partnership Agreement, the affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the Meeting is required to elect each Supervisor. The Board of Supervisors unanimously recommends a vote FOR the election of each of the above nominees.

EXECUTIVE OFFICERS OF SUBURBAN

The following table sets forth certain information with respect to our executive officers as of May 22, 2009. Officers are appointed by the Board of Supervisors for one-year terms.

Name	Age	Position with Suburban

Mark A. Alexander	50	Chief Executive Officer; Member of the Board of Supervisors
Michael J. Dunn, Jr.	59	President; Member of the Board of Supervisors
Michael A. Stivala	40	Chief Financial Officer and Chief Accounting Officer
A. Davin D’Ambrosio	45	Vice President and Treasurer
Paul Abel	56	Vice President, General Counsel and Secretary
Mark Anton, II	51	Vice President — Business Development
Steven C. Boyd	45	Vice President — Operations
Douglas T. Brinkworth	47	Vice President — Supply
Michael M. Keating	55	Vice President — Human Resources and Administration
Mark Wienberg	46	Vice President — Operational Planning
Neil Scanlon	43	Vice President — Information Services
Michael Kuglin	39	Controller

Mr. Alexander has served as Chief Executive Officer and as a Supervisor since March 1996, and served as President from October 1996 until May 2005. He was Executive Vice Chairman from March 1996 through October 1996. From 1989 until joining Suburban in 1996, Mr. Alexander served in various offices at Hanson Industries (the United States management division of Hanson plc, a global diversified industrial conglomerate), most recently Senior Vice President — Corporate Development. Mr. Alexander is the sole member of Suburban’s General Partner. Mr. Alexander is a Director of Kaydon Corporation and a member of its Compensation and Corporate Governance and Nominating Committees.

As discussed above under “Management Succession Plan,” Mr. Alexander will be stepping down from the role of Chief Executive Officer of Suburban at the conclusion of our 2009 fiscal year (September 26, 2009) and transferring his sole membership interest in Suburban’s General Partner to Mr. Dunn. Mr. Alexander’s service as a Supervisor will cease at the conclusion of the Meeting.

For Mr. Dunn’s biographical information, see “Nominees for Election as Supervisors” above.

Mr. Stivala has served as Chief Financial Officer and Chief Accounting Officer since October 2007. Prior to that he was Controller and Chief Accounting Officer since May 2005 and Controller since December 2001. Before joining Suburban, he held several positions with PricewaterhouseCoopers LLP, an international accounting firm, most recently as Senior Manager in the Assurance practice. Mr. Stivala is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. D’Ambrosio has served as Treasurer since November 2002 and was additionally made a Vice President in October 2007. He served as Assistant Treasurer from October 2000 to November 2002 and as Director of Treasury Services from January 1998 to October 2000. Mr. D’Ambrosio joined Suburban in May 1996 after 10 years in the commercial banking industry.

Mr. Abel has served as General Counsel and Secretary since June 2006 and was additionally made a Vice President in October 2007. From May 2005 until June 2006, Mr. Abel was Assistant General Counsel of Velocita Wireless, L.P., the owner and operator of a nationwide wireless data network. From 1998 until May 2005, Mr. Abel was Vice President, Secretary and General Counsel of AXS-One Inc. (formerly known as Computron Software, Inc.), an international business software company.

Mr. Anton has served as Vice President — Business Development since he joined Suburban in 1999. Prior to joining Suburban, Mr. Anton worked as an Area Manager for another large multi-state propane marketer and was a Vice President at several large investment banking organizations.

Mr. Boyd has served as Vice President — Operations since October 2008. Prior to that he was Southeast and Western Area Vice President since March 2007, Managing Director — Area Operations since November 2003 and Regional Manager — Northern California since May 1997. Mr. Boyd held various managerial positions with predecessors of Suburban from 1986 through 1996.

Mr. Brinkworth has served as Vice President — Supply since May 2005. Mr. Brinkworth joined Suburban in April 1997 after a nine-year career with Goldman Sachs (where he last served as Vice-President of Commodity Trading) and, since joining Suburban, has served in various positions in the supply area, most recently as Managing Director.

Mr. Keating has served as Vice President — Human Resources and Administration since July 1996. He previously held senior human resource positions at Hanson Industries and Quantum.

Mr. Wienberg has served as Vice President — Operational Planning since October 2007. Prior to that he served as Managing Director, Financial Planning and Analysis from October 2003 to October 2007 and as Director, Financial Planning and Analysis from July 2001 to October 2003. Prior to joining Suburban, Mr. Wienberg was Assistant Vice President — Finance of International Home Foods Corp., a consumer products manufacturer.

Mr. Scanlon became Vice President — Information Services in November 2008. Prior to that he served as Assistant Vice President — Information Services since November 2007, Managing Director — Information Services from November 2002 to November 2007 and Director — Information Services from April 1997 until November 2002. Prior to joining Suburban, Mr. Scanlon spent several years with JP Morgan & Co., most recently as Vice President — Corporate Systems and earlier held several positions with Andersen Consulting (“Accenture”), an international systems consulting firm, most recently as Manager.

Mr. Kuglin has served as Controller since October 2007. For the eight years prior to joining Suburban he held several financial and managerial positions with Alcatel-Lucent, a global communications solutions provider. Prior to Alcatel-Lucent, Mr. Kuglin held several positions with the international accounting firm PricewaterhouseCoopers LLP, most recently as Manager in the Assurance practice. Mr. Kuglin is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

PARTNERSHIP GOVERNANCE

Our Partnership Agreement provides that all management powers over our business and affairs are exclusively vested in our Board of Supervisors and, subject to the direction of the Board of Supervisors, our officers. No Unitholder has any management power over our business and affairs or actual or apparent authority to enter into contracts on behalf of or otherwise to bind us.

Board Committees

The Board has two standing committees: an Audit Committee and a Compensation Committee. Because the Board of Supervisors consists of only seven members (six members at the conclusion of the Meeting), Suburban feels it is not necessary to have a separate nominating committee. Rather, the full Board participates in the selection of nominees to serve as Supervisors.

Audit Committee

Five Supervisors, who are not officers or employees of Suburban or its subsidiaries, serve on the Audit Committee with authority to review, approve or ratify, at the request of the Board of Supervisors, specific matters as to which the Board of Supervisors believes there may be a conflict of interest, or which may be required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission, in order to determine if the resolution or course of action in respect of such conflict proposed by the Board of Supervisors is fair and reasonable to us. Under the Partnership Agreement, any matter that receives the “Special Approval” of the Audit Committee (i.e., approval by a majority of the members of the Audit Committee) is conclusively deemed to be fair and reasonable to us, is deemed approved by all of our partners and shall not constitute a breach of the Partnership Agreement or any duty stated or implied by law or equity as long as the material facts known to the party having the potential conflict of interest regarding that matter were disclosed to the Audit Committee at the time it gave Special Approval. The Audit Committee also assists the Board of Supervisors in fulfilling its oversight responsibilities relating to: (a) integrity of Suburban’s financial statements and internal control over financial reporting; (b) Suburban’s compliance with applicable laws, regulations and its code of conduct; (c) independence and qualifications of the independent registered public accounting firm; (d) performance of the internal audit function and the independent registered public accounting firm; and (e) accounting complaints.

Mr. Collins had previously advised the Board of Supervisors that he served on the audit committees of four public companies, including Suburban. In accordance with the rules of the New York Stock Exchange (“NYSE”), the Board of Supervisors had determined that Mr. Collins’ simultaneous service on four audit committees would not impair his ability to effectively serve on the Audit Committee of Suburban’s Board of Supervisors. Mr. Collins has advised the Board of Supervisors that as a result of one of those companies “going private,” as of May 22, 2009 he serves on the audit committees of three public companies, including Suburban.

Our Board has adopted a written charter for the Audit Committee, which is reviewed periodically to ensure that it meets all applicable legal and NYSE listing requirements. A copy of our Audit Committee Charter is available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

The Board of Supervisors has determined that all five members of the Audit Committee, John D. Collins (its Chairman), Harold R. Logan, Jr., John Hoyt Stookey, Dudley C. Mecum and Jane Swift, are audit committee financial experts and are independent within the meaning of the NYSE corporate governance listing standards and applicable Securities and Exchange Commission rules as of the date of this Proxy Statement.

The Corporate Governance Guidelines and Principles adopted by the Board of Supervisors (and available on our website at www.suburbanpropane.com) set forth that a Supervisor is deemed to be lacking a material relationship to Suburban and is therefore independent if the following criteria are satisfied:

1. Within the past three years, the Supervisor:

a. has not been employed by Suburban and has not received more than $100,000 per year in direct compensation from Suburban, other than Supervisor and committee fees and pension or other forms of deferred compensation for prior service;

b. has not provided significant advisory or consultancy services to Suburban, and has not been affiliated with a company or a firm that has provided such services to Suburban in return for aggregate payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

c. has not been a significant customer or supplier of Suburban and has not been affiliated with a company or firm that has been a customer or supplier of Suburban and has either made to Suburban or received from Suburban payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

d. has not been employed by or affiliated with an internal or external auditor that within the past three years provided services to Suburban; and

e. has not been employed by another company where any of Suburban’s current executives serve on that company’s compensation committee;

2. The Supervisor is not a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law of a person having a relationship described in 1. above nor shares a residence with such person;

3. The Supervisor is not affiliated with a tax-exempt entity that within the past 12 months received significant contributions from Suburban (contributions of the greater of 2% of the entity’s consolidated gross revenues or $1 million are considered significant); and

4. The Supervisor does not have any other relationships with Suburban or with members of senior management of Suburban that the Board determines to be material.

Mr. Logan, Chairman of the Board, presides at the regularly scheduled executive sessions of the non-management Supervisors, all of whom are independent, held as part of the meetings of the Audit Committee. Investors and other parties interested in communicating directly with the non-management Supervisors as a group may do so by writing to the Non-Management Members of the Board of Supervisors, c/o Partnership Secretary, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

The Board will continue to review the qualifications of the members of the Audit Committee in light of the evolving requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission regulations and the NYSE listing requirements. The committee met 8 times during fiscal 2008.

Compensation Committee

The Compensation Committee reviews the performance and sets the compensation for all executives. It also approves the design of executive compensation programs. In addition, the Compensation Committee participates in executive succession planning and management development. The committee met 2 times during fiscal 2008. Its members are John Hoyt Stookey (its Chairman), Harold R. Logan, Jr., John D. Collins, Dudley C. Mecum and Jane Swift, none of whom are officers or employees of Suburban.

Our Board has adopted a Compensation Committee Charter. A copy of our Compensation Committee Charter is available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

Supervisor Nominations and Criteria for Board Membership

The full Board of Supervisors, five of whom are independent in accordance with our Corporate Governance Guidelines and Principles and the rules of the NYSE, participates in the consideration of Supervisor nominees. There is no charter governing the nomination process. To fulfill its responsibility to recruit nominees for election as Supervisors, the Board of Supervisors reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Appropriate criteria for Board membership include, at a minimum, the following:

•	Members of the Board should be individuals of high integrity, independence and substantial accomplishments, and should have prior or current association with institutions noted for their excellence.

•	Members of the Board should have demonstrated leadership ability with diverse perspectives, the ability to exercise sound business judgment and broad experience in areas important to the operation of Suburban.

•	Supervisors must act ethically at all times.

In addition, the Board considers the number of other boards of public companies on which a candidate serves.

Unitholder Nominations

The Board considers candidates for Supervisor suggested by our Unitholders, provided that the recommendations are made in accordance with the procedures set forth in the Partnership Agreement. Any Unitholder (or group of Unitholders) that beneficially owns 10% or more of the outstanding Common Units is entitled to nominate one or more individuals to stand for election as Supervisors at a Tri-Annual Meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such Tri-Annual Meeting; provided, however, that in the event that the date of the Tri-Annual Meeting was not publicly announced by Suburban by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Supervisors not later than the close of business on the 10th day following the date on which the date of the Tri-Annual Meeting was announced. The notice must set forth (i) the name and address of the Unitholder(s) making the nomination or nominations, (ii) the number of Common

Units beneficially owned by such Unitholder(s), (iii) such information regarding the nominee(s) proposed by the Unitholder(s) as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of Supervisors filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated to the Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected and (v) a certification that such nominee(s) qualify as Supervisor(s). Unitholder nominees whose nominations comply with these procedures and who meet the minimum criteria for Board membership, as outlined above, will be evaluated by the Board of Supervisors in the same manner as the Board’s nominees.

Attendance at Meetings

Unitholder Meetings

It is the policy of the Board of Supervisors that all Supervisors should attend Suburban’s Unitholder meetings. All five of the then Supervisors attended the Tri-Annual Meeting of Unitholders in October 2006.

Board and Committee Meetings

The Board held 12 meetings in fiscal 2008. Each Supervisor attended at least 75% of the total number of meetings of the Board and of the Committees of the Board on which such Supervisor served.

Unitholder Communications With the Board of Supervisors

Unitholders who wish to communicate directly with the Board as a group may do so by writing to the Suburban Board of Supervisors, c/o Partnership Secretary, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Unitholders may also communicate directly with individual Supervisors by addressing their correspondence accordingly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Supervisors, executive officers and holders of 10 percent or more of our Common Units to file initial reports of ownership and reports of changes in ownership of our Common Units with the Securities and Exchange Commission. Supervisors, executive officers and 10 percent Unitholders are required to furnish Suburban with copies of all Section 16(a) forms that they file. Based on a review of these filings, we believe that all such filings were timely made during fiscal 2008.

Code of Ethics and Code of Business Conduct and Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and a Code of Business Conduct and Ethics that applies to all of our employees, officers and Supervisors. Copies of our Code of Ethics and our Code of Business Conduct and Ethics are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Any amendments to, or waivers from, provisions of our Code of Ethics or our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer will be posted on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines and Policies in accordance with the NYSE corporate governance listing standards in effect as of the date of this Proxy Statement. Copies of our Corporate Governance Guidelines are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

NYSE Annual CEO Certification

The NYSE requires the Chief Executive Officer of each listed company to submit a certification indicating that the company is not in violation of the Corporate Governance listing standards of the NYSE on an annual basis. Mr. Alexander submitted his Annual CEO Certification for 2008 to the NYSE without qualification.

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the Securities and Exchange Commission pursuant to paragraph (d)(3) of Regulation S-K Item 407. It shall not be deemed to be “soliciting material,” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Suburban specifically incorporates it by reference in such filing.

In accordance with the provisions of its written charter, the Audit Committee assists the Board of Supervisors in fulfilling its responsibility for oversight of (a) the integrity of Suburban’s financial statements and internal control over financial reporting; (b) Suburban’s compliance with applicable laws, regulations, and the code of conduct; (c) independence and qualifications of the independent registered public accountants; (d) the performance of the internal audit function and the independent registered public accountants; and (e) accounting complaints. Management of Suburban is responsible for the preparation, integrity and objectivity of Suburban’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining a system of internal accounting and disclosure controls. PricewaterhouseCoopers LLP, Suburban’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Suburban in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements set forth in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008 with management. The Audit Committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Supervisors that Suburban’s audited financial statements be included in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Supervisors.

John D. Collins, Chairman
Harold R. Logan, Jr.
John H. Stookey
Dudley C. Mecum
Jane Swift

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees for services related to fiscal years 2008 and 2007 provided by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal	Fiscal
	2008	2007

Audit Fees(a)	$2,325,000	$2,275,000
Audit-Related Fees(b)	84,000	145,000
Tax Fees(c)	722,000	848,000
All Other Fees(d)	2,000	2,000

(a)	Audit Fees consist of fees for professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as the issuance of consents in connection with other filings made with the Securities and Exchange Commission or state regulatory bodies.

(b)	Audit-Related Fees consist of fees for professional services rendered in connection with acquisition-related due diligence and consultations concerning financial accounting and reporting standards.

(c)	Tax Fees consist of fees for professional services related to tax reporting, tax compliance and tax-related transaction services.

(d)	All Other Fees consist of fees for software licenses related to on-line technical accounting and reporting resource material.

The Audit Committee of the Board of Supervisors has adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy requires that all services PricewaterhouseCoopers LLP may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2008 and fiscal 2007.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a review of our executive compensation philosophy, policies and practices with respect to the following executive officers of Suburban (the “named executive officers”): the Chief Executive Officer, the President, the Chief Financial Officer and the other two most highly compensated executive officers.

Executive Compensation Philosophy and Components

The objectives of our executive compensation program are as follows:

•	The attraction and retention of talented executives who have the skills and experience required to achieve our goals; and

•	The alignment of the short-term and long-term interests of our executive officers with the short-term and long-term interests of our Unitholders.

We accomplish these objectives by providing our executives with compensation packages that combine various components that are specifically linked to either short-term or long-term performance measures. Therefore, our executive compensation packages are designed to achieve our overall goal of sustainable, profitable growth by rewarding our executive officers for behaviors that facilitate our achievement of this goal.

The principal components of the compensation we provide to our named executive officers are as follows:

•	Base salary;

•	Cash incentives paid under an annual bonus plan;

•	Long-term Incentive Plan grants; and

•	Discretionary grants of restricted units under the 2000 Restricted Unit Plan.

We align the short-term and long-term interests of our executive officers with the short-term and long-term interests of our Unitholders by:

•	Providing our executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for the fiscal year;

•	Providing a long-term incentive plan that encourages our executives to implement activities and practices conducive to sustainable, profitable growth because it permits them to share in benefits generated in the future; and

•	Providing a restricted unit plan that is utilized to retain the services of the participating executive officers over a five-year period while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units.

Establishing Executive Compensation

The Compensation Committee (the “Committee”) is responsible for overseeing our executive compensation program. In accordance with its charter, available on our website at www.suburbanpropane.com, the Committee ensures that the compensation packages provided to our executive officers are designed in accordance with our compensation philosophy. The Committee reviews and approves the compensation packages of our managing directors, assistant vice presidents, vice presidents and our named executive officers.

Annually, the Vice President of Human Resources prepares a comprehensive analysis of each executive officer’s past and current compensation to assist the Committee in the assessment and determination of executive compensation packages for the subsequent fiscal year. The Committee considers a number of factors in establishing the compensation packages for each executive officer, including, but not limited to, tenure, scope of responsibility and individual performance. The relative importance assigned to each of these factors by the Committee may differ from executive to executive. The performance of each of our executive officers is continually assessed by the Committee and by our highest-ranking executive officers and also factors into the decision-making process, particularly in relation to promotions and increases in base compensation. In addition, as part of the Committee’s annual review of each executive officer’s total compensation package for the fiscal year ended September 27, 2008 (“fiscal 2008”), the Committee was provided with benchmarking data for a relevant peer group of companies for comparison purposes. The benchmarking data is just one of a number of factors considered by the Committee, but is not necessarily the most persuasive factor.

The benchmarking data was derived from the Mercer Human Resource Consulting, Inc. (“Mercer”). Benchmark Database containing information obtained from surveys of over 2,500 organizations and 167 positions which may include similarly sized national propane marketers. The Committee does not base its benchmarking solely on a peer group of other propane marketers. The use of the Mercer database provides a broad base of compensation benchmarking information for companies of a similar size to Suburban. The peer group used for the Suburban positions consisted of organizations included in the Mercer database that report annual revenues of between $1.0 billion and $2.5 billion per year.

The Committee believes that benchmarking against such companies in determining “total cash compensation opportunities” is appropriate because of the proximity of Suburban’s headquarters to New York City and the need to realistically compete for skilled executives in an environment shared by numerous other enterprises that seek skilled employees. For this reason, the Committee chooses not to base its benchmarking on the compensation practices of other propane marketers due to the fact that the other, similarly sized propane marketers compete for employees in vastly different economic environments.

Alternatively, for the reasons below, the Committee decided to include all other propane marketers, structured as publicly traded partnerships, in the peer group it selected for the 2003 Long-Term Incentive Plan (for more on the 2003 Long-Term Incentive Plan, refer to the subheading “2003 Long-Term Incentive Plan” below). Earning a payment under the 2003 Long-Term Incentive Plan is dependent upon the performance (referred to in the plan document as “total return to unitholders”) of our Common Units in comparison to the unit performance of a peer group of eleven other master limited partnerships over a three-year measurement period. Because total return to Unitholders is based on unit price appreciation and distributions, both of which are impacted by earnings, this plan was implemented by the Committee to provide an incentive to management to grow the business and to be conservative in regard to the management of expenses, among other things, and, thereby, enhance the return that we provide to our investors. Because master limited partnerships are not taxpaying entities, potentially these entities could have more available cash to distribute to their investors than similar businesses that operate as corporations and do pay corporate-level taxes. This sometimes enables master limited partnerships to provide a greater return, in the form of cash distributions, to their investors than similarly situated corporations. As a result of this reasoning, the Committee selected a peer group for the 2003 Long-Term Incentive Plan that included other propane marketers, even though the Committee selected the Mercer database as a tool to benchmark “total cash compensation opportunities.”

In establishing the executive compensation packages for the fiscal year ended September 27, 2007 (“fiscal 2007”), the Committee used the median total compensation paid by the peer group to assess whether the “total cash compensation opportunities” that we provide to our executive officers are both competitive and commensurate with each executive officer’s position and corresponding duties. However, in establishing the fiscal 2008 executive compensation packages, due to an overall increase in executive salaries in the New York area, the Committee used the mean of the reported data as its benchmark. Generally speaking, the mean of the reported data is higher than the median. The members of the Committee focused on lessening the shortfalls between the compensation packages that we provide to our executive officers and the mean compensation paid by the companies whose data underlie the Mercer database. The Committee does not, however, have a formal target with respect to the amount of the shortfall it is trying to lessen. Moreover, the Committee does not set specific percentile targets for total compensation of our executive officers compared to the total compensation of the peer group.

In making its decisions regarding fiscal 2008 executive compensation packages, the Committee first reviewed the total cash compensation opportunities that we provided to our executive officers during fiscal 2007. Each executive officer’s “total cash compensation opportunities” consist of base salary, an annual cash bonus, and 2003 Long-Term Incentive Plan awards. The Committee then compared each executive officer’s total cash compensation opportunity to the total mean cash compensation opportunity for the parallel position in the Mercer study. By focusing on each executive officer’s total cash compensation opportunities as a whole, instead of on single components of compensation such as base salary, the Committee created fiscal 2008 compensation packages for our executive officers that emphasize the performance-based components of compensation.

Role of Executive Officers and Compensation Committee in Compensation Process

The Committee establishes and enforces our general compensation philosophy in consultation with our Chief Executive Officer. The role of our Chief Executive Officer in the executive compensation process is to recommend individual pay adjustments for the executive officers, other than himself, to the Committee based on market conditions, our performance, and individual performance. With the assistance of our Vice President of Human Resources and Administration, our Chief Executive Officer presents the Committee with information comparing each executive officer’s compensation to the mean compensation figures provided in the Mercer database.

Suburban’s sole use of Mercer was to provide the Committee with benchmarking data. Therefore, neither the Chief Executive Officer nor the President met with representatives from Mercer. The information provided by Mercer was derived from a proprietary database maintained by Mercer and, as such, there was no formal consultancy role played by them. The Committee believes that the Mercer benchmarking data, which is provided to the Committee by our Vice President of Human Resources and Administration, can be used by the Committee as an objective benchmark on which decisions relative to executive compensation can be based. In the course of its deliberations, the Committee compares the objective data obtained from the Mercer database to the internal analyses prepared by our Vice President of Human Resources and Administration.

Among other duties, the Committee has overall responsibility for:

•	Reviewing and approving compensation of our Chief Executive Officer, President, Chief Financial Officer and our other executive officers;

•	Reporting to the Board of Supervisors any and all decisions regarding compensation changes for our Chief Executive Officer, President, Chief Financial Officer and our other executive officers;

•	Evaluating and approving our annual cash bonus plan, long-term incentive plan, restricted unit plan, as well as all other compensation policies and programs;

•	Administering and interpreting the compensation plans that constitute each component of our executive officers’ compensation packages; and

•	Engaging consultants, when appropriate, to provide independent, third-party advice on executive officer-related compensation (in prior fiscal years, the Committee engaged Sibson Consulting during fiscal 2004 for benchmarking the fiscal 2005 executive officers’ compensation packages and Mercer during fiscal 2005 for benchmarking our President’s 2006 compensation package).

Allocation Among Components

Under our compensation structure, the mix of base salary, cash bonus and long-term compensation provided to each executive officer varies depending on his position. The base salary for each executive officer is the only fixed component of compensation. All other compensation, including annual cash bonuses and long-term incentive compensation, is variable in nature as it is dependent upon achievement of certain performance measures. The following table summarizes the components as percentages of each named executive officer’s total cash compensation opportunity in fiscal 2008.

		Cash	Long-Term
	Base Salary	Bonus Target	Incentive

Mark A. Alexander(1)	43%	43%	14%
Michael A. Stivala	50%	33%	17%
Michael J. Dunn, Jr.	40%	40%	20%
Steven C. Boyd	52%	31%	17%
Michael M. Keating	50%	33%	17%

(1)	Mr. Alexander’s Long-Term Incentive Plan award is considerably less than Mr. Dunn’s per the terms of an agreement between Mr. Alexander and Suburban.

In allocating compensation among these elements, we believe that the compensation of our senior-most levels of management — the levels of management having the greatest ability to influence our performance — should be approximately 50% performance-based, while lower levels of management should receive a greater portion of their compensation in base salary. Additionally, our short-term and long-term incentive plans do not provide for minimum payments and are, thus, truly pay-for-performance compensation plans.

Internal Pay Equity

In determining the different compensation packages for each of our named executive officers, the Committee takes into consideration a number of factors, including the level of responsibility and influence that each named executive officer has over the affairs of Suburban, tenure, individual performance and years in one’s current position. The relative importance assigned to each of these factors by the Committee may differ from executive to executive. The Committee will also consider the existing level of equity ownership of each of our named executive officers when granting awards under our 2000 Restricted Unit Plan and the 2003 Long-Term Incentive Plan (see below for a description of both plans). The compensation packages for our Chief Executive Officer and our President are set forth in their respective employment agreements, as further described below. As a result, different weight may be given to different components of compensation among each of our named executive officers. In addition, as discussed in the section above titled “Allocation Among Components,” the compensation packages that we provide to our senior-most levels of management are, at a minimum, approximately 50% performance-based. In order to align the interests of senior management with the interests of our Common Unitholders, we consider it requisite to accentuate the performance-based elements of the compensation packages that we provide to these individuals because the actions and decisions of these individuals have a direct impact on our performance.

Base Salary

Base salaries for the named executive officers and, indeed, all of our other executive officers, are reviewed and approved annually by the Committee. In order to determine the fiscal 2008 base salaries, the Committee compared each executive officer’s fiscal 2007 base salary with the corresponding mean salary provided in the Mercer database. The Committee determined base salary adjustments, which may be higher or lower than the comparative data, following an assessment of our overall results as well as each executive officer’s position, performance and scope of responsibility, while at the same time considering each executive officer’s previous total cash compensation opportunities. At the beginning of fiscal 2008, each named executive officer received adjustments to his base salary in accordance with the philosophy and process described above, ranging from 0% to 25%. In the event of a promotion (such as Mr. Boyd’s in fiscal 2007) or a new hire, the Committee reviews and takes action at its next meeting.

The fiscal 2008 adjustments to each named executive officer’s base salary were as follows:

Mark A. Alexander(1)	0%
Michael A. Stivala(2)	25%
Michael J. Dunn, Jr.(3)	6%
Steven C. Boyd	4%
Michael M. Keating	5%

(1)	Because Mr. Alexander’s base salary is set forth under the provisions of his employment agreement, the Committee did not adjust his base salary.

(2)	The Committee’s decision to increase Mr. Stivala’s salary by 25% was based on consideration of the increased responsibilities he assumed upon his promotion from Controller to Chief Financial Officer and the increasing complexity of the Chief Financial Officer’s responsibilities resulting from the promulgation of the Sarbanes-Oxley Act and related regulations.

(3)	Although Mr. Dunn’s initial base salary was established under the terms of his employment agreement, those terms provide for annual base salary adjustments at the discretion of the Committee.

The total base salary paid to each named executive officer in fiscal 2008 is reported in the column titled “Salary ($)” in the Summary Compensation Table below.

Annual Cash Bonus Plan

Annual cash bonuses (which fall within the Securities and Exchange Commission’s definition of “Non-Equity Incentive Plan Compensation” for the purposes of the Summary Compensation Table and otherwise) are earned by our executive officers in accordance with the performance objective provisions of our annual cash bonus plan. The cash bonuses earned by Mr. Alexander and Mr. Dunn are the only exceptions to this general rule because their bonus provisions are established in their respective employment agreements. Although this plan is generally administered using the formula described below, occasionally the Committee may exercise its broad discretionary powers to decrease or increase the annual cash bonus paid to a particular executive officer when the Committee recognizes that a particular executive officer’s performance warrants a decreased or an increased bonus. Such adjustments, if any, are recommended to the Committee by our Chief Executive Officer. During fiscal 2008, our Chief Executive Officer did not make any such recommendations to the Committee.

The terms of our annual cash bonus plan provide for cash payments of a specified percentage (which, in fiscal 2008 ranged from 60% to 100%) of our named executive officers’ annual base salaries (“target cash bonus”) if, for the fiscal year, actual EBITDA (net income before deducting interest expense, income taxes, depreciation and amortization) equals Suburban’s budgeted EBITDA. For purposes of calculating the annual cash bonus, the Committee may exercise discretion to adjust both budgeted and actual EBITDA for various items considered to be non-recurring in nature; including, but not limited to, unrealized (non-cash) gains or losses on derivative instruments reported within cost of products sold in our statement of operations and gains or losses on the disposal of discontinued operations (“cash bonus plan EBITDA”). Executive officers have the opportunity to earn between 90% and 110% of their target cash bonuses, in accordance with the terms of the plan, paralleling the percentage of actual cash bonus plan EBITDA in relationship to budgeted cash bonus plan EBITDA ranging from 90% to 110%. Under the annual cash bonus plan, no bonuses are earned if actual cash bonus plan EBITDA is less than 90% of budgeted cash bonus plan EBITDA and cash bonuses cannot exceed 110% of the target cash bonus even if actual cash bonus plan EBITDA is more than 110% of budgeted cash bonus plan EBITDA.

For fiscal 2008, our budgeted cash bonus plan EBITDA was $187.0 million. Our actual cash bonus plan EBITDA was such that each of our executive officers earned 95% of his target cash bonus. The following table provides the fiscal 2008 budgeted cash bonus plan EBITDA targets that were established at the October 31, 2007 Compensation Committee meeting:

Target Bonus Percentage that
would have been Earned if
Actual Cash Bonus Plan
Fiscal 2008 Budgeted Cash	EBITDA Equaled the Figure
Bonus Plan EBITDA	in the Previous Column
(In millions)

$205.7	110%
$196.4	105%
$187.0(1)	100%
$177.7	95%
$168.3	90%

(1)	Budgeted cash bonus plan EBITDA for fiscal 2008.

The bonuses earned under the annual cash bonus plan by each of our named executive officers are reported in the column titled “Non-Equity Incentive Plan Compensation ($)” in the Summary Compensation Table below.

The 2008 target cash bonus percentages and target cash bonuses established for each named executive officer and the actual cash bonuses earned by each of them during fiscal 2008 are summarized as follows:

	2008 Target Cash
	Bonus as a % of	2008 Target Cash	2008 Actual Cash
Name	Base Salary	Bonus	Bonus Earned

Mark A. Alexander(1)	100%	$450,000	$427,500
Michael A. Stivala	65%	$162,500	$154,375
Michael J. Dunn, Jr.(1)	100%	$425,000	$403,750
Steven C. Boyd	60%	$147,000	$139,650
Michael M. Keating	65%	$143,000	$135,850

(1)	Mr. Alexander’s and Mr. Dunn’s target cash bonuses are established by the terms of their respective employment agreements. See “Employment and Separation Agreements” section below.

For purposes of establishing the cash bonus targets for fiscal 2008, at its meeting on October 31, 2007 the Committee reviewed and approved our fiscal 2008 budgeted cash bonus plan EBITDA. The budgeted cash bonus plan EBITDA is developed annually using a bottom-up process factoring in reasonable growth targets from the prior year performance, while at the same time attempting to reach a good balance between a target that is reasonably achievable, yet not assured. As described above, executive officers will have the opportunity to earn between 90% and 110% of their target cash bonuses, paralleling the percentage of actual cash bonus plan EBITDA in relationship to budgeted cash bonus plan EBITDA ranging from 90% to 110%. Over the past three years, our actual cash bonus plan EBITDA was such that each of our executive officers earned 95%, 110% and 109% of their respective target cash bonus for fiscal 2008, 2007 and 2006, respectively.

2003 Long-Term Incentive Plan

At the beginning of fiscal 2003, we adopted the 2003 Long-Term Incentive Plan (“LTIP-2”), a phantom unit plan, as a principal component of our executive compensation program. While the annual cash bonus plan is a pay-for-performance plan that focuses on our short-term financial goals, LTIP-2 is designed to motivate our executive officers to focus on long-term financial goals. LTIP-2 measures the market performance of our Common Units on the basis of total return to our Unitholders (“TRU”) during a three-year measurement period commencing on the first day of the fiscal year in which an unvested award was granted and compares our TRU to the TRU of each of the other members of a predetermined peer group, consisting solely of other master limited partnerships, approved by the Committee. The predetermined peer group may vary from year-to-year, but for all current awards, includes AmeriGas Partners, L.P., Ferrellgas Partners, L.P. and Inergy, L.P. (the other propane master limited partnerships). Unvested awards are granted at the beginning of each fiscal year as a Committee-approved percentage of each executive officer’s salary. Cash payouts, if any, are earned and paid at the end of the three-year measurement period.

LTIP-2 is designed to:

•	Align a portion of our executive officers’ compensation opportunities with the long-term goals of our Unitholders;

•	Provide long-term compensation opportunities consistent with market practice;

•	Reward long-term value creation; and

•	Provide a retention incentive for our executive officers and other key employees.

At the beginning of the three-year measurement period, each executive officer’s unvested grant of phantom units is calculated by dividing a predetermined percentage (which is 30% for Mr. Alexander and for all other executive officers is 52%), established upon adoption of LTIP-2, of the executive officer’s target cash bonus by the average of the closing prices of our Common Units for the twenty days preceding the beginning of the fiscal year. At the end of the three-year measurement period, depending on the quartile ranking within which our TRU falls relative to the other members of the peer group, our executive officers, as well as the other participants, all of whom are key employees, will receive a cash payout equal to:

•	The quantity of the participant’s phantom units multiplied by the average of the closing prices of our Common Units for the twenty days preceding the conclusion of the three-year measurement period;

•	The quantity of the participant’s phantom units multiplied by the sum of the distributions that would have inured to one of our outstanding Common Units during the three-year measurement period; and

•	The sum of the products of the two preceding calculations multiplied by: zero if our performance falls within the lowest quartile of the peer group; 50% if our performance falls within the second lowest quartile; 100% if our performance falls within the second highest quartile; and 125% if our performance falls within the top quartile.

The three-year measurement period of the awards made at the beginning of fiscal 2006 ended simultaneously with the conclusion of fiscal 2008. The TRU for the fiscal 2006 award fell within the highest quartile. The following is a summary of the cash payouts related to the fiscal 2006 award earned by our named executive officers at the conclusion of fiscal 2008.

Mark A. Alexander	$239,740	(1)
Michael A. Stivala	$81,526	(1)
Michael J. Dunn, Jr.	$346,263	(1)
Steven C. Boyd	$91,107	(1)
Michael M. Keating	$115,864	(1)

(1)	The cash payouts related to our named executive officers’ fiscal 2006 awards earned at the conclusion of fiscal 2008 is an additional disclosure that bears no meaningful relationship to the SFAS 123R expense recognized during fiscal 2008 and reported in column (e) of the Summary Compensation Table below.

The following is a summary of the quantity of phantom units that signify the unvested grants to our named executive officers during fiscal years 2007 and 2008 that will be used to calculate cash payments at the end of each respective award’s three-year measurement period (i.e., at the end of our fiscal year 2009 for the fiscal 2007 award and at the end of our fiscal year 2010 for the fiscal 2008 award).

	Fiscal Year	Fiscal Year
	2007 Award	2008 Award

Mark A. Alexander	4,007	2,989
Michael A. Stivala	1,603	1,871
Michael J. Dunn, Jr.	6,174	4,894
Steven C. Boyd	2,037	1,693
Michael M. Keating	2,107	1,647

The peer group companies selected by the Committee for the fiscal 2007 and fiscal 2008 awards consist entirely of publicly-traded partnerships, inclusive of all propane-related partnerships. The Committee decided upon this peer group because all publicly-traded partnerships have similar tax attributes and can, as a result, distribute more cash than similarly-sized corporations generating similar revenues. The following table lists, in alphabetical order, the names and ticker symbols of the peer group used to measure our performance during the fiscal 2007 and fiscal 2008 LTIP-2 awards’ three-year measurement periods:

2007 and 2008 LTIP-2 Awards Peer Group
Peer Group Member Name	Ticker Symbol

AmeriGas Partners, L.P.	APU
Copano Energy, LLC	CPNO
Crosstex Energy, L.P.	XTEX
Dorchester Minerals, L.P.	DMLP
Energy Transfer Partners, L.P.	ETP
Ferrellgas Partners, L.P.	FGP
Inergy, L.P.	NRGY
MarkWest Energy Partners, L.P.	MWE
Plains All American Pipeline, L.P.	PAA
Star Gas Partners, L.P.	SGU
Sunoco Logistics Partners, L.P.	SXL

Formerly, the LTIP-2 plan document contained a retirement provision that provided for the immediate termination of the three-year measurement period for all outstanding LTIP-2 awards held by a retirement-eligible participant upon retirement. Under the former provisions, TRU was calculated as if the three-year measurement period for each outstanding award ended on the participant’s retirement date in order to determine whether a payment had been earned by the retiree. On January 24, 2008, the Committee amended the retirement provisions of the plan document to provide that a retirement-eligible participant’s outstanding awards vest as of the retirement-eligible date, but such awards remain subject to the same three-year measurement period for purposes of determining the eventual cash payout, if any, at the conclusion of the measurement period.

Because the cash payments under the LTIP-2 are based on the value of our Common Units, compensation expense generated by this plan is recognized in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). As a result, all such charges to this year’s earnings relative to our named executive officers are reported in the column titled “Unit Awards ($)” in the Summary Compensation Table below.

2000 Restricted Unit Plan

We adopted the 2000 Restricted Unit Plan (“RUP”) effective November 1, 2000. Upon adoption, this plan authorized the issuance of 487,805 Common Units to our executive officers, managers and other employees and to the members of our Board of Supervisors. On October 17, 2006, following approval by our Unitholders, we adopted amendments to the RUP which, among other things, increased the number of Common Units authorized for issuance under the RUP by 230,000 for a total of 717,805. At the conclusion of fiscal 2008, there remained 89,874 restricted units available for future grants.

When the Committee authorizes a grant of restricted units, the unvested units underlying a grant do not provide the grantee with voting rights and do not receive distributions or accrue rights to distributions during the vesting period. Restricted unit grants vest as follows: 25% on each of the third and fourth anniversaries of the grant date and the remaining 50% on the fifth anniversary of the grant date. Unvested grants are subject to forfeiture in certain circumstances as defined in the RUP document. Upon vesting, restricted units are automatically converted into our Common Units, with full voting rights and rights to receive distributions.

The RUP document previously contained a retirement provision that provided for the immediate vesting of all unvested RUP grants held by a retiring participant who met all three of the following conditions on his or her retirement date:

1. The unvested RUP grant has been held by the grantee for at least six months;

2. The RUP grantee is age 55 or older; and

3. The RUP grantee has worked for us or one of our predecessors for at least 10 years.

On October 31, 2007, in order to comply with the regulations promulgated under Internal Revenue Code (“IRC”) Section 409A, the Board of Supervisors amended the retirement provision to require a six-month delay between a retirement eligible RUP participant’s retirement date and the date on which unvested RUP grants vest.

All RUP grants are made at the discretion of the Committee. Because individual circumstances differ, the Committee has not adopted a formulaic approach to making RUP grants. Grants are awarded at the Committee’s discretion when the need arises. Although the reasons for awarding a grant can vary, the objective of awarding a grant to a recipient is twofold: to retain the services of the recipient over the five-year vesting period while, at the same time providing the type of motivation that further aligns the long-term interests of the recipient with the long-term interests of our Unitholders. The reasons for which the Committee awards RUP grants include, but are not limited to, the following:

•	To attract skilled and capable candidates to fill vacant positions;

•	To retain the services of an employee;

•	To provide an adequate compensation package to accompany an internal promotion; and

•	To reward outstanding performance.

In determining the quantity of restricted units to award to each executive officer and other key employees, the Committee considers, without limitation:

•	The executive officer’s scope of responsibility, performance and contribution to meeting our objectives;

•	The total cash compensation opportunity provided to the executive officer for whom the grant is being considered;

•	The value of similar equity awards to executive officers of similarly sized enterprises; and

•	The current value of a similar quantity of outstanding Common Units.

In addition, in establishing the level of restricted units to grant to our executive officers, the Committee considers the existing level of equity ownership by our executive officers and, prior to October 17, 2006, the level of equity representation through management’s ownership of the then General Partner.

When the Committee decides to grant an equity award, it approves a dollar amount of equity compensation that it wants to provide to a particular employee. This dollar amount is then converted into a quantity of restricted units by dividing that dollar amount by the average of the closing prices of our Common Units for the twenty trading days preceding the grant date. The Committee generally makes these awards at their first meeting each year following the availability of the financial results for the prior fiscal year; however, occasionally the Committee grants awards at other times of the year, particularly when the need arises to grant awards because of promotions and new hires.

Until October 17, 2007, the grant date for RUP grants usually coincided with the Committee’s approval date. However, on October 31, 2007, the Committee adopted a policy with respect to the effective date of subsequent grants of restricted units under the RUP which states that:

Unless the Committee expressly determines otherwise for a particular award at the time of its approval of such award, the effective date of grant of all awards of restricted units under the RUP in a given calendar year will be the first business day in the month of December of that calendar year. If, at the discretion of the Committee, an award is expressed as a dollar amount, then such award will be converted into the number of restricted units, as of the effective date of grant, obtained by dividing the dollar amount of the award by the average of the closing prices, on the New York Stock Exchange, of one Common Unit of Suburban for the 20 trading days immediately prior to that effective date of grant.

During fiscal 2008, RUP grants were awarded to the following named executive officers:

	Grant Date	Quantity of Restricted Units

Michael A. Stivala	December 3, 2007	2,272
Michael J. Dunn, Jr.	December 3, 2007	29,533
Steven C. Boyd	December 3, 2007	3,408
Michael M. Keating	December 3, 2007	3,408

All fiscal 2008 awards were made in recognition of the exemplary performance of each of the recipients and as retention tools. The quantity of units selected for Mr. Dunn’s award was considerably higher than the quantities granted to the other recipients in recognition of his responsibilities as President and in consideration of his not receiving any prior grants under the RUP, unlike each of the other named executive officers. Additionally, the Committee relied upon information provided by Mercer to conclude that this grant and all of the other grants were necessary to remediate shortfalls perceived by the Committee in the cash compensation of each of the named executive officers. Additionally, the Committee believed that each of these grants will function as a necessary retention tool. To that end, although Mr. Dunn currently satisfies the criteria found in the retirement provisions of the RUP document, the Committee exercised its discretionary authority to make his award subject to the special stipulation that he hold his unvested award for three years before the retirement provisions of the RUP document become applicable.

Compensation expense for unvested RUP grants is recognized ratably over the vesting periods and is net of estimated forfeitures in accordance with SFAS 123R. The RUP-related SFAS 123R expense recognized in Suburban’s fiscal 2008 statement of operations, excluding forfeiture estimates, on behalf of each of the named executive officers is reported in the column titled “Unit Awards ($)” in the Summary Compensation Table below.

Recoupment of Incentive Compensation

On April 25, 2007, upon recommendation by the Committee, the Board of Supervisors approved an Incentive Compensation Recoupment Policy which permits the Committee to seek the reimbursement from certain executives of Suburban and Suburban Propane, L.P. (our “Operating Partnership”) of incentive compensation paid to those executives in connection with any fiscal year for which there is a significant restatement of the published financial statements of Suburban triggered by a material accounting error, which results in less favorable results than those originally reported by Suburban. Such reimbursement can be sought from executives even if they had no responsibility for the restatement. In addition to the foregoing, if the Committee determines that any fraud or intentional misconduct by an executive was a contributing factor to Suburban having to make a significant restatement, then the Committee is authorized to take appropriate action against such executive, including disciplinary action, up to, and including, termination, and requiring reimbursement of all, or any part, of the compensation paid to that executive in excess of that executive’s base salary, including cancellation of any unvested restricted units. The Incentive Compensation Recoupment Policy is available on our website at www.suburbanpropane.com.

On July 31, 2007, the Board amended the annual cash bonus plan, LTIP-2 and the RUP to expressly make future awards under such plans subject to the Incentive Compensation Recoupment Policy.

Pension Plan

We sponsor a noncontributory defined benefit pension plan that was originally designed to cover all of our eligible employees who met certain criteria relative to age and length of service. Effective January 1, 1998, we amended the plan in order to provide for a cash balance format rather than the final average pay format that was in effect prior to January 1, 1998. The cash balance format is designed to evenly spread the growth of a participant’s earned retirement benefit throughout his or her career rather than the final average pay format, under which a greater portion of a participant’s benefits were earned toward the latter stages of his or her career. Effective January 1, 2000, we amended the plan to limit participation in this plan to existing participants and no longer admit new participants to the plan. On January 1, 2003, we amended the plan to cease future service and pay-based credits on behalf of the participants and, from that point on, participants’ benefits have increased only due to interest credits.

Each of our named executive officers, with the exception of Mr. Stivala, participates in the plan. The changes in the actuarial value relative to each named executive officer’s participation in the plan is reported in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)” in the Summary Compensation Table below.

Deferred Compensation

All employees, including the named executive officers, who satisfy certain service requirements, are entitled to participate in our IRC Section 401(k) Plan (the “401(k) Plan”), in which participants may defer a portion of their eligible cash compensation up to the limits established by law. We offer the 401(k) Plan to attract and retain talented employees by providing them with a tax-advantaged opportunity to save for retirement.

For fiscal 2008, all of our named executive officers participated in the 401(k) Plan. The benefits provided to our named executive officers under the 401(k) Plan are provided on the same basis as to our other exempt employees. Amounts deferred by our named executive officers under the 401(k) Plan are included in the column titled “Salary ($)” in the Summary Compensation Table below.

In order to be competitive with other employers, if certain performance criteria are met, we will match our employee-participants’ contributions up to 6% of their base salary, at a rate determined based on a performance-based scale. The following chart shows the performance target criteria that must be met for each level of matching contribution:

If We Meet This	The Participating Employee
Percentage of	will Receive this Matching
Budgeted EBITDA(1)...	Contribution for the Year...

115% or higher	100%
100% to 114%	50%
90% to 99%	25%
Less than 90%	0%

(1)	For additional information regarding the non-GAAP term “Budgeted EBITDA,” refer to the explanation provided under the subheading “Annual Cash Bonus Plan” above.

For fiscal 2008, our budgeted 401(k) Plan EBITDA was $187.0 million. Similar to our annual cash bonus plan, our fiscal 2008 results were such that actual 401(k) Plan EBITDA equaled 95% of budgeted 401(k) Plan EBITDA. As a result, participants earned a match equal to 25% of their calendar year 2008 contributions that did not exceed 6% of their total base pay up to a maximum base pay of $230,000. The matching contributions that were earned by our named executive officers are reported in the column titled “All Other Compensation ($)” in the Summary Compensation Table below.

Non-Qualified Deferred Compensation

Until January 2008, we maintained a Non-Qualified Deferred Compensation Plan (the “Compensation Deferral Plan”) to which vested restricted units from the 1996 Restricted Unit Plan (which was subsequently replaced by the 2000 Restricted Unit Plan described above) were deferred by the recipients, some of whom are our named executive officers, on May 26, 1999 in connection with our recapitalization. The Compensation Deferral Plan operated through a rabbi trust, which held the deferred restricted units. On November 2, 2005, for the purpose of IRC Section 409A compliance, our Board of Supervisors approved an amendment to the Compensation Deferral Plan that prohibited any additional deferral elections.

At the end of fiscal 2007, Mr. Alexander and Mr. Dunn were the only remaining beneficiaries of the Compensation Deferral Plan. In accordance with their deferral elections, the entire corpus of the rabbi trust was distributed to them during January 2008 and the fair market value of their respective portions of the corpus is included in their taxable wage earnings for calendar year 2008.

Because the Compensation Deferral Plan contained only Common Units, and because the cash distributions that inured to those units were immediately distributed to the beneficiaries, the plan did not provide Mr. Alexander and Mr. Dunn with above-market interest; nor did they receive distributions on the Common Units at a rate higher than the distributions paid on behalf of our Common Units held by the investing public. As a result, nothing relative to the Compensation Deferral Plan is reported in the Summary Compensation Table below.

Supplemental Executive Retirement Plan

In 1998, we adopted a non-qualified, unfunded supplemental retirement plan known as the Suburban Propane Company Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to provide Mr. Alexander and Mr. Dunn with a level of retirement income from us, without regard to statutory maximums, including the IRC’s limitation for defined benefit plans. In light of the conversion of the Pension Plan to a cash balance formula as described under the subheading “Pension Plan” above, the SERP was amended and restated effective January 1, 1998. The annual retirement benefit under the SERP represents the amount of annual benefits that the participants in the SERP would otherwise be eligible to receive, calculated using the same pay-based credits referenced in the “Pension Plan” section above, applied to the amount of annual compensation that exceeds the IRC’s statutory maximums for defined benefit plans, which was $200,000 in 2002. Effective January 1, 2003, the SERP was discontinued with a frozen benefit determined for Mr. Alexander and Mr. Dunn. Provided that the SERP requirements are met, upon retirement Mr. Alexander will receive a monthly benefit of $6,737 and Mr. Dunn will receive a monthly benefit of $373. Because this plan does not provide Mr. Alexander and Mr. Dunn with above market interest credits, nothing relative to the SERP is reported in the Summary Compensation Table below.

As previously discussed under “Management Succession Plan,” Mr. Alexander will step down as Chief Executive Officer of Suburban on September 26, 2009. As part of Mr. Alexander’s consulting and separation arrangement (described below), the Committee will, pursuant to the discretion granted to the Committee under the SERP, adjust Mr. Alexander’s benefit age to age 55, allowing his benefits under the SERP (valued at approximately $450,000 and to be paid in a lump sum) to vest.

Other Benefits

As part of his total compensation package, each named executive officer is eligible to participate in all of our other employee benefit plans, such as the medical, dental, group life insurance and disability plans. In each case, with the exception of Mr. Alexander for whom we purchase supplemental life insurance and supplemental long-term disability policies at a cost of $6,693 per year, these benefits are provided on the same basis as are provided to other exempt employees. These benefit plans are offered to attract and retain talented employees and to provide them with competitive benefits.

Other than as described below with respect to Mr. Alexander and Mr. Dunn, there are no post-termination or other special rights provided to any named executive officer to participate in these benefit programs other than the right to participate in such plans for a fixed period of time following termination of employment, on the same basis as is provided to other exempt employees, as required by law.

The costs of all such benefits incurred on behalf of our named executive officers are reported in the column titled “All Other Compensation ($)” in the Summary Compensation Table below.

Perquisites

Perquisites represent a minor component of our executive officers’ compensation. Each of the named executive officers is eligible for tax preparation services, a company-provided vehicle, and an annual physical. The following table summarizes both the value and the utilization of these perquisites by the named executive officers in fiscal 2008.

		Employer-
	Tax Preparation	Provided
Name	Services	Vehicle	Physical

Mark A. Alexander	$5,000	$11,395	$1,500
Michael A. Stivala	$-0-	$12,647	$1,500
Michael J. Dunn, Jr.	$2,500	$12,888	$1,500
Steven C. Boyd	$900	$6,549	$-0-
Michael M. Keating	$2,500	$11,522	$1,200

Perquisite-related costs are reported in the column titled “All Other Compensation ($)” in the Summary Compensation Table below.

Impact of Accounting and Tax Treatments of Executive Compensation

As we are a partnership and not a corporation for federal income tax purposes, we are not subject to the limitations of IRC Section 162(m) with respect to tax deductible executive compensation. Accordingly, none of the compensation paid to our named executive officers is subject to a limitation as to tax deductibility. However, if such tax laws related to executive compensation change in the future, the Committee will consider the implications on us.

In accordance with their respective employment agreements, Mr. Alexander and Mr. Dunn are entitled to receive tax gross-up payments for any parachute excise tax incurred pursuant to IRC Section 4999; they are also entitled to receive tax gross-up payments for any payment that violates the provisions of IRC Section 409A or its associated regulations.

On November 2, 2005, the Board of Supervisors approved an amendment to the Suburban Propane, L.P. Severance Protection Plan for Key Employees (the “Severance Protection Plan”) to provide that if any payment under the Severance Protection Plan subjects a participant to the 20% federal excise tax under IRC Section 409A, the payment will be grossed up to permit such participant to retain a net amount on an after-tax basis equal to what he or she would have received had the excise tax not been payable.

Employment and Separation Agreements

Mr. Alexander, our Chief Executive Officer, and Mr. Dunn, our President, are the only named executive officers, named or otherwise, with whom we have employment agreements. We entered into an employment agreement with Mr. Alexander when it was announced, on March 5, 1996, that he would become our Chief Executive Officer. This agreement was subsequently amended on October 23, 1997, April 14, 1999 and November 2, 2005. We entered into an employment agreement that had an effective date of February 1, 2007 with Mr. Dunn on February 5, 2007. On November 13, 2008, the Committee approved an amendment to each of Mr. Alexander’s and Mr. Dunn’s employment agreements to bring these agreements into conformance with the final regulations issued by the IRS under IRC Section 409A, which amendments were then executed by the Company and these executives. On January 20, 2009, the Committee approved an amendment to each of Mr. Alexander’s and Mr. Dunn’s employment agreements to make the “change of control” provisions of those agreements consistent with the change of control provisions set forth in Suburban’s benefit plans. The November 2008 and January 2009 amendments did not effect any substantive changes to the benefits received by these executives under the agreements. As discussed below, on April 22, 2009, we entered into an agreement with Mr. Alexander with respect to his consulting and separation arrangement when he steps down as Chief Executive Officer on September 26, 2009.

Mr. Alexander’s Employment Agreement and Separation and Consulting Agreement

Mr. Alexander’s Employment Agreement had an initial term of three years, and automatically renews for successive one-year periods, unless earlier terminated by us or by Mr. Alexander or otherwise terminated in accordance with the terms of the employment agreement. The employment agreement provides for an annual base salary of $450,000 and provides Mr. Alexander with the opportunity to earn a cash bonus of up to 100% of base salary based upon the achievement of the same EBITDA-related performance criteria as contained in our annual cash bonus plan described in the section titled “Annual Cash Bonus Plan” above. Under our Partnership Agreement, the Committee has the authority to grant Mr. Alexander a bonus in excess of 100% if, in accordance with the terms of the annual cash bonus plan, our other executive officers earn bonuses exceeding their target bonuses for the fiscal year. The Committee exercised this authority in connection with Mr. Alexander’s cash bonus for fiscal 2006 and fiscal 2007. The discretionary component of Mr. Alexander’s fiscal 2007 cash bonus is disclosed in the column titled “Bonus ($)” and the non-discretionary component of Mr. Alexander’s bonus is disclosed in the column titled “Non-Equity Incentive Plan Compensation ($)” in the Summary Compensation Table below.

The final provisions of both employment agreements were the results of negotiations between the Committee and each individual and are not reducible to a specific process. For example, Mr. Alexander is the only Chief Executive Officer that has been employed by Suburban. As a result, some aspects of his employment arrangements predate the existence of Suburban and were agreed to by the former general partner. Over the years, when considering whether to renew Mr. Alexander’s contract, the Committee has considered, among other factors, Mr. Alexander’s experience, performance and the fact that our headquarters are located in the New York Metropolitan area. Similar considerations applied to the circumstances under which Mr. Dunn’s employment agreement was negotiated. Suburban’s termination and change of control arrangements are an important part of the competitive total compensation provided to its executives. These termination and change of control arrangements also assist in retaining those executives with leadership abilities and skills necessary during a transition period. These arrangements did not affect any decision made in fiscal 2008 with respect to any other compensation elements for our named executive officers.

Mr. Alexander’s employment agreement also provides for the opportunity to participate in benefit plans made available to our other executive officers and our other key employees. We also provide Mr. Alexander with a term life insurance policy with a face amount equal to three times his base salary.

If a change of control (as defined in the “Change of Control” section below) of Suburban occurs, and within six months prior thereto or at any time subsequent to such change of control, we terminate Mr. Alexander’s employment without cause (as defined in the “Severance Benefits” section below) or if Mr. Alexander resigns with good reason (as defined in the “Severance Benefits” section below) or terminates his employment commencing on the six-month anniversary and ending on the 12-month anniversary of such change of control, then Mr. Alexander shall be entitled to:

•	A lump sum severance payment equal to three times his annual base salary in effect as of the date of termination plus three times his annual cash bonus at 100%; and

•	Medical benefits for three years from the date of such termination.

In situations unconnected to a change of control event, if Suburban terminates Mr. Alexander’s employment without cause or if Mr. Alexander resigns with good reason, then Mr. Alexander shall be entitled to:

•	A severance payment equal to (A) the portion of his base salary earned but not paid as of the date of termination, (B) his pro-rata annual cash bonus under the employment agreement based upon the number of days worked during the fiscal year of termination, and (C) three times his annual base salary in effect as of the date of termination; and

•	Medical benefits for three years from the date of such termination reduced to the extent comparable benefits are provided to Mr. Alexander by another party.

The employment agreement requires that if any payment received by Mr. Alexander is subject to the 20% excise tax under IRC Section 4999, the payment shall be increased to permit Mr. Alexander to retain a net amount on an after-tax basis equal to what he would have received had the excise tax not been payable.

If Mr. Alexander’s employment is terminated due to death, disability, without good reason, or pursuant to delivery of a non-renewal notice to Suburban in accordance with the terms and conditions of his employment agreement, he or his estate, as the case may be, shall be entitled to earned but unpaid base salary plus his pro-rata cash bonus. If his employment is terminated by Suburban for cause, he shall be entitled to his earned but unpaid base salary only.

As discussed above under “Management Succession Plan,” the Compensation Committee and Mr. Alexander have developed a management succession plan to ensure that the executive leadership of Suburban evolves in a clearly defined and disciplined manner. In accordance with this plan, Mr. Alexander will step down from his role as Chief Executive Officer on September 26, 2009, at which time he will be succeeded by Mr. Dunn. In determining the succession plan and the consulting and separation arrangements with Mr. Alexander described below, the Compensation Committee considered that Mr. Alexander had rendered outstanding service to Suburban as its sole Chief Executive Officer since Suburban went public in 1996 and that Mr. Alexander and Mr. Dunn have built a very strong organization and have shaped Suburban’s current operating and financial structure to be one of the strongest in the propane industry, as well as the master limited partnership environment in general. The Compensation Committee also considered that Mr. Alexander and Mr. Dunn have worked closely together, and will continue to do so for the remainder of the current fiscal year to ensure a smooth transition of the Chief Executive Officer responsibilities and moreover, that, as a consultant to the Board, Mr. Alexander’s broad managerial experience and professional insight will continue to be available to Suburban for a period of three years.

Mr. Alexander’s employment agreement will continue to govern his employment as Suburban’s Chief Executive Officer until Mr. Alexander steps down from such role on September 26, 2009. At that time, the employment agreement will be deemed terminated and an agreement, dated April 22, 2009, between Suburban and Mr. Alexander (the “Consulting and Separation Agreement”) will become effective. Pursuant to the terms of the Consulting and Separation Agreement, for the three-year period commencing on September 27, 2009, Mr. Alexander will (i) provide certain consulting services to Suburban, including transitional assistance and strategic advice with respect to operational matters and acquisitions, dispositions and other transactional matters as the Board or the Chief Executive Officer of Suburban shall reasonably request, and (ii) be subject to non-competition and non-solicitation obligations. In consideration for Mr. Alexander’s agreements, covenants, and releases under the Consulting and Separation Agreement, and in addition to the consideration described above under “Supplemental Executive Retirement Plan,” Mr. Alexander will (a) receive an aggregate of $1,000,000, to be paid predominately in equal bi-weekly installments during the three-year period commencing on September 27, 2009, (b) receive a final “matching payment” of $14,700 under the 401(k) Plan in respect of the current fiscal year, (c) receive, for a period of three years following September 26, 2009, medical and dental benefits coverage (unless and until Mr. Alexander obtains such coverage from another employer), supplemental life insurance coverage, income tax preparation, an annual health examination and use of a company-leased vehicle, which had an aggregate value of approximately $100,000 for fiscal 2008, and (d) be eligible to receive, without proration, (1) a maximum of $495,000 based on Mr. Alexander’s previously established grant under Suburban’s annual cash bonus plan for the 2009 fiscal year and (2) for the 2007, 2008 and 2009 measurement periods under the LTIP-2, payments based on Mr. Alexander’s previously established target grants of 4,007 phantom units for 2007, 2,989 phantom units for 2008 and 3,752 phantom units for 2009, in each case such payments to be made if and to the extent earned by participants in such plans and in accordance with the terms and conditions of such plans. In the event of a change of control (within the meaning of Treasury Regulations Section 1.409A-3(i)(5)) during the 3-year period, Mr. Alexander’s obligation to provide consulting services pursuant to the Consulting and Separation Agreement will end and he will be entitled to the immediate payment of any unpaid portion of the $1,000,000 and any payments that are due under LTIP-2.

Mr. Dunn’s Employment Agreement

Mr. Dunn’s employment agreement has an initial term of two years commencing on February 1, 2007, the term of which shall automatically renew for successive one-year periods, unless earlier terminated by us or by Mr. Dunn or otherwise terminated in accordance with the terms of the employment agreement. The provisions of Mr. Dunn’s employment agreement provided for an initial annual base salary of $400,000 per year (which may be adjusted upwards annually at the Committee’s discretion) and, in accordance with the provisions of our annual cash bonus plan, the opportunity to earn a cash bonus in each fiscal year up to 110% of his annual base salary for that same fiscal year (the “Maximum Annual Cash Bonus”). Additionally, Mr. Dunn’s employment agreement permits him to participate in the same benefit plans made available to our other executive officers and other key employees.

If a change of control (as defined in the “Change of Control” section below) of Suburban occurs and within six months prior thereto or within two years thereafter Suburban terminates Mr. Dunn’s employment without cause (as defined in the “Severance Benefits” section below) or if Mr. Dunn resigns with good reason (as defined in the “Severance Benefits” section below), then Mr. Dunn shall be entitled to a severance payment equal to the sum of:

•	The portion of his base salary earned but not paid as of the date of termination;

•	His pro-rata cash bonus (the bonus Mr. Dunn would have been entitled to under the employment agreement for the full fiscal year in which the termination occurred multiplied by the number of days from the beginning of that fiscal year until the termination date and divided by 365);

•	Two times the sum of (1) his annual base salary in effect as of the date of termination, plus (2) the Maximum Annual Cash Bonus; and

•	Medical benefits for two years from the date of such termination.

In situations unconnected to a change of control event, if Suburban terminates Mr. Dunn’s employment without cause, or if Mr. Dunn resigns with good reason, then Mr. Dunn shall be entitled to:

•	A severance payment equal to (A) the portion of his base salary earned but not paid as of the date of termination, (B) the annual cash bonus Mr. Dunn would have been entitled to under the employment agreement for the full fiscal year in which the termination occurred had Mr. Dunn remained employed by Suburban for that full fiscal year, and (C) two times his annual base salary in effect as of the date of termination; and

•	Medical benefits for two years from the date of such termination.

The employment agreement requires that if any payment received by Mr. Dunn is subject to the 20% excise tax under IRC Section 4999, the payment shall be increased to permit Mr. Dunn to retain a net amount on an after-tax basis equal to what he would have received had the excise tax not been payable.

If Mr. Dunn’s employment is terminated due to death, disability, or pursuant to delivery of a non-renewal notice to Suburban in accordance with the terms and conditions of his employment agreement, he or his estate, as the case may be, shall be entitled to earned but unpaid base salary plus his pro-rata cash bonus for the fiscal year during which termination occurred. If his employment is terminated by Suburban for cause, or he resigns without good reason, he shall be entitled to his earned but unpaid base salary only.

Mr. Dunn’s compensation for service as Chief Executive Officer, commencing September 27, 2009, has not been established at this time.

For additional information, see the table titled “Potential Payments Upon Termination” below.

Severance Benefits

We believe that, in most cases, employees should be paid reasonable severance benefits. Therefore, it is the general policy of the Committee to provide executive officers and other key employees who do not have employments agreements and who are terminated by us without cause or who choose to terminate their employment with us for good reason with a severance payment equal to, at a minimum, one year’s base salary, unless circumstances dictate otherwise. This policy was adopted because it may be difficult for former executive officers and other key employees to find comparable employment within a short period of time. However, depending upon individual facts and circumstances, particularly the severed employee’s tenure with us, the Committee may make exceptions to this general policy.

A “key employee” is an employee who has attained a director level pay-grade or higher. “Cause” will be deemed to exist where the individual has been convicted of a crime involving moral turpitude, has stolen from us, has violated his or her non-competition or confidentiality obligations, or has been grossly negligent in fulfillment of his or her responsibilities. “Good reason” generally will exist where an executive officer’s position or compensation has been decreased or where the employee has been required to relocate.

Change of Control

Our executive officers and other key employees have built Suburban into the successful enterprise that it is today; therefore, we believe that it is important to protect them in the event of a change of control. Further, it is our belief that the interests of our Unitholders will be best served if the interests of our executive officers are aligned with them, and that providing change of control benefits should eliminate, or at least reduce, the reluctance of our executive officers to pursue potential change of control transactions that may be in the best interests of our Unitholders. Additionally, we believe that the severance benefits provided to our executive officers and to our key employees are consistent with market practice and appropriate because these benefits are an inducement to accepting employment and because the executive officers have agreed to and are subject to non-competition and non-solicitation covenants for a period following termination of employment. Therefore, our executive officers and other key employees are provided with employment protection following a change of control under our Severance Protection Plan. Our Severance Protection Plan covers all executive officers, including the named executive officers, with the exception of our Chief Executive Officer and our President, whose severance provisions are established in their respective employment agreements.

The Severance Protection Plan provides for severance payments of either 65 or 78 weeks of base salary and target cash bonuses for such officers and key employees following a change of control and termination of employment. All named executive officers who participate in the Severance Protection Plan (other than Messrs. Alexander and Dunn whose severance is provided for in their employment agreements) are eligible for 78 weeks of base salary and target bonuses. Relative to the overall value of Suburban, these potential change of control benefits are relatively minor. The cash components of any change of control benefits are paid in a lump sum.

In addition, upon a change of control, without regard to whether a participant’s employment is terminated, all unvested awards granted under the RUP will vest immediately and become distributable to the participants and all outstanding, unvested LTIP-2 grants will vest immediately as if the three-year measurement period for each outstanding grant concluded on the date the change of control occurred and our TRU was such that, in relation to the performance of the other members of the peer group, it fell within the top quartile.

For purposes of these benefits, a change of control is deemed to occur, in general, if:

•	An acquisition of our Common Units or voting equity interests by any person immediately after which such person beneficially owns more than 30% of the combined voting power of our then outstanding Common Units, unless such acquisition was made by (a) us or our subsidiaries, or any employee benefit plan maintained by us, our Operating Partnership or any of our subsidiaries, or (b) any person in a transaction where (A) the existing holders prior to the transaction own at least 50% of the voting power of the entity surviving the transaction and (B) none of the Unitholders other than Suburban, our subsidiaries, any employee benefit plan maintained by us, our Operating Partnership, or the surviving entity, or the existing beneficial owner of more than 25% of the outstanding Common Units owns more than 25% of the combined voting power of the surviving entity (such transaction, a “Non-Control Transaction”); or

•	Approval by our partners of (a) a merger, consolidation or reorganization involving Suburban other than a Non-Control Transaction; (b) a complete liquidation or dissolution of Suburban; or (c) the sale or other disposition of 40% or more of the gross fair market value of all the assets of Suburban to any person (other than a transfer to a subsidiary).

The SERP (as discussed above in the section titled “Supplemental Executive Retirement Plan”) will terminate effective on the close of business thirty days following the change of control. Mr. Alexander (if such change of control occurs prior to September 27, 2009) and Mr. Dunn will be deemed to have retired and will have their respective benefits determined as of the date the plan is terminated with payment of their benefits no later than ninety days after the change of control. Each will receive a lump sum payment equivalent to the present value of his benefit payable under the plan utilizing the lesser of the prime rate of interest as published in the Wall Street Journal as of the date of the change of control or one percent, as the discount rate to determine the present value of the accrued benefit.

For purposes of the SERP, a change of control is deemed to occur, in general, if:

•	An acquisition of our Common Units or voting equity interests by any person immediately after which such person beneficially owns more than 25% of the combined voting power of our then outstanding Common Units, unless such acquisition was made by (a) us or our subsidiaries, Suburban Energy Services Group, LLC, or any employee benefit plan maintained by us, our Operating Partnership or any of our subsidiaries, or (b) any person in a transaction where (A) the existing holders prior to the transaction own at least 60% of the voting power of the entity surviving the transaction and (B) none of the Unitholders other than Suburban, our subsidiaries, any employee benefit plan maintained by us, our Operating Partnership, or the surviving entity, or the existing beneficial owner of more than 25% of the outstanding Common Units owns more than 25% of the combined voting power of the surviving entity (such transaction, a “Non-Control Transaction”); or

•	Approval by our partners of (a) a merger, consolidation or reorganization involving Suburban other than a Non-Control Transaction; (b) a complete liquidation or dissolution of Suburban; or (c) the sale or other disposition of 50% or more of our net assets to any person (other than a transfer to a subsidiary).

For additional information pertaining to severance payable to our named executive officers following a change of control-related termination, see the tables titled “Potential Payments Upon Termination” below.

This report by the Compensation Committee is required by the rules of the Securities and Exchange Commission pursuant to paragraph (e)(5) of Regulation S-K Item 407. It shall not be deemed to be “soliciting material,” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Suburban specifically incorporates it by reference in such filing.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on its review and discussions with management, the Committee recommended to the Board of Supervisors that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

John Hoyt Stookey, Chairman
John D. Collins
Harold R. Logan, Jr.
Dudley C. Mecum
Jane Swift

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal 2008

The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years ended September 27, 2008 and September 29, 2007:

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
				Unit	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Name and Principal	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Position (a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)

Mark A. Alexander	2008	$450,000	—	$171,606	$427,500	—	$46,926	$1,096,032
Chief Executive Officer	2007	$450,000	$45,000	$410,238	$456,188	—	$52,507	$1,413,933
Michael A. Stivala	2008	$250,000	—	$157,913	$154,375	—	$32,589	$594,877
Chief Financial	2007	$200,000	—	$210,370	$132,831	—	$32,356	$575,557
Officer & Chief Accounting Officer
Michael J. Dunn, Jr.	2008	$425,000	—	$498,395	$403,750	—	$38,976	$1,366,121
President	2007	$391,552	—	$824,713	$443,568	$6,752	$44,879	$1,711,464
Steven C. Boyd	2008	$245,000	—	$178,116	$139,650	—	$26,406	$589,172
Vice President of	2007	$226,232	—	$243,910	$155,868	—	$34,202	$660,212
Operations
Michael M. Keating	2008	$220,000	—	$290,955	$135,850	—	$35,109	$681,914
Vice President of	2007	$210,000	—	$266,908	$151,611	$5,648	$43,816	$677,983
Human Resources & Admin.

(1)	Includes amounts deferred by named executive officers as contributions to the qualified 401(k) Plan. For more information on Mr. Alexander’s and Mr. Dunn’s base salaries, refer to the subheading titled “Employment and Separation Agreements” in the “Compensation Discussion and Analysis” above. During fiscal 2007, Mr. Stivala was not our Chief Financial Officer. His promotion from Controller to Chief Financial Officer was effective on September 30, 2007; therefore, the $50,000 increase between his fiscal 2007 and fiscal 2008 base salary is attributable to the increased responsibilities associated with his promotion.

For more information on the relationship between salaries and other cash compensation (i.e., annual cash incentives and 2003 Long-Term Incentive Plan awards), refer to the subheading titled “Allocation Among Components” in the “Compensation Discussion and Analysis” above.

(2)	For fiscal 2007, during its October 31, 2007 meeting, the Committee exercised its discretionary authority to provide Mr. Alexander with an incentive payment equal to 110% of his target cash bonus to parallel the cash bonuses earned by the other named executive officers under the annual cash bonus plan. The amount reported in this column represents the additional 10% awarded to Mr. Alexander at the Committee’s discretion.

(3)	The amounts reported in this column represent the expense, before the application of forfeiture estimates, recognized in our fiscal 2008 and 2007 statements of operations with respect to RUP grants made in fiscal years 2008 and 2007, as well as in prior fiscal years, and for LTIP-2 grants made in fiscal years 2008 and 2007 as well as in prior fiscal years. The specific details regarding these plans are provided in the preceding “Compensation Discussion and Analysis” under the subheadings “2000 Restricted Unit Plan” and “2003 Long-Term Incentive

Plan.” The calculations of the charges to earnings generated by both plans were made in accordance with SFAS 123R. The breakdown for each plan with respect to each named executive officer is as follows:

Plan Name	Mr. Alexander	Mr. Stivala	Mr. Dunn	Mr. Boyd	Mr. Keating

2008
RUP	N/A	$81,983	$309,366	$94,480	$160,358
LTIP-2	$171,606	75,930	189,029	83,636	130,597

Total	$171,606	$157,913	$498,395	$178,116	$290,955

2007
RUP	N/A	$82,507	N/A	$87,127	$39,911
LTIP-2	$410,238	127,863	$824,713	156,783	226,997

Totals	$410,238	$210,370	$824,713	$243,910	$266,908

Because Mr. Dunn has met the retirement eligibility criteria under the provisions of LTIP-2, the accounting rules set forth in SFAS 123R require full recognition of all expense relative to such plans for Mr. Dunn. Although Mr. Dunn has also met the retirement eligibility criteria under the RUP’s normal retirement provisions, at the discretion of the Committee, Mr. Dunn’s unvested award must be held for three years from the grant date of December 3, 2007 before the retirement provisions become applicable. As a result, the expense associated with Mr. Dunn’s RUP award shall be recognized over this three-year period.

Mr. Dunn’s December 3, 2007 RUP award of 29,533 units was granted in consideration of his responsibilities as Suburban’s President and in consideration of his not having received a prior grant under this plan.

Because Mr. Keating satisfied the RUP and LTIP-2 retirement criteria during fiscal 2008, all remaining unrecognized expense relative to his unvested awards was recognized during fiscal 2008 in accordance with the requirements of SFAS 123R.

(4)	For fiscal 2008, the amounts reported in this column represent each named executive officer’s annual cash bonus earned in accordance with the performance measures discussed under the subheading “Annual Cash Bonus Plan” in the “Compensation Discussion and Analysis” above. For fiscal 2007, the amounts included in this column also include the interest credits made on behalf of the remaining balances of LTIP-2’s predecessor plan. Because the remaining balances of the predecessor plan were distributed to the participants during November 2007, there were no 2008 interest credits. The fiscal 2007 breakdown for each plan with respect to each named executive officer is as follows:

Plan Name	Mr. Alexander	Mr. Stivala	Mr. Dunn	Mr. Boyd	Mr. Keating

Cash Bonus	$450,000	$132,000	$440,000	$155,100	$150,150
LTIP-1 Interest Credits	6,188	831	3,568	768	1,461

Totals	$456,188	$132,831	$443,568	$155,868	$151,611

(5)	The amounts reported in this column represent each named executive officer’s Cash Balance Plan earnings for the year. The change in pension value and nonqualified deferred compensation earnings for fiscal 2008 was ($150,315), ($23,157), ($29,043) and ($57,881) for Messrs. Alexander, Dunn, Boyd and Keating, respectively. The change in pension value and nonqualified deferred compensation earnings for fiscal 2007 was ($1,460) and ($3,348) for Messrs. Alexander and Boyd, respectively. These amounts have been omitted from the table because they are negative. Mr. Stivala is not a participant in these plans.

(6)	The amounts reported in this column consist of the following:

	2008
Type of Compensation	Mr. Alexander	Mr. Stivala	Mr. Dunn	Mr. Boyd	Mr. Keating

401(k) Match	$3,450	$3,450	$3,450	$3,450	$3,300
Value of Annual Physical Examination	1,500	1,500	1,500	N/A	1,200
Value of Suburban Provided Vehicle	11,395	12,647	12,888	6,549	11,522
Tax Preparation Services	5,000	N/A	2,500	900	2,500
Cash Balance Plan Administrative Fees	1,500	N/A	1,500	1,500	1,500
Insurance Premiums	24,081	14,992	17,138	14,007	15,087

Totals	$46,926	$32,589	$38,976	$26,406	$35,109

	2007
Type of Compensation	Mr. Alexander	Mr. Stivala	Mr. Dunn	Mr. Boyd	Mr. Keating

401(k) Match	$13,500	$12,485	$13,500	$13,500	$12,697
Value of Annual Physical Examination	1,200	1,200	1,200	N/A	1,500
Value of Suburban Provided Vehicle or, in Mr. Stivala’s Case, Car Allowance	11,078	4,675	10,198	5,647	11,522
Tax Preparation Services	2,000	N/A	2,000	950	2,000
Cash Balance Plan Administrative Fees	1,500	N/A	1,500	1,500	1,500
Insurance Premiums	23,229	13,996	16,481	12,605	14,597

Totals	$52,507	$32,356	$44,879	$34,202	$43,816

Note: Column (f) was omitted from the Summary Compensation Table because Suburban does not award options to its employees.

Grants of Plan Based Awards Table for Fiscal 2008

The following table sets forth certain information concerning grants of awards made to each named executive officer during the fiscal year ended September 27, 2008:

				Phantom	Estimated		Estimated Future		All Other Stock	Grant Date
				Units	Future Payments		Payments		Awards:	Fair Value of
				Underlying	Under Non-Equity		Under Equity Incentive		Number of	Stock and
				Equity	Incentive Plan Awards		Plan Awards		Shares of Stock	Option
		Grant		Incentive	Target	Maximum	Target	Maximum	or Units	Awards
Name	Plan	Date	Approval	Plan Awards	($)	($)	($)	($)	(#)	($)(5)
(a)	Name	(b)	Date	(LTIP-2)(4)	(d)	(e)	(g)	(h)	(i)	(l)

Mark A. Alexander	RUP(1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Bonus(2)	28 Sep 07			$450,000	$495,000
	LTIP-2(3)	28 Sep 07		2,989			$135,910	$169,876
Michael A. Stivala	RUP(1)	3 Dec 07	31 Oct 07						2,272	$80,054
	Bonus(2)	28 Sep 07			$162,500	$178,750
	LTIP-2(3)	28 Sep 07		1,871			$85,074	$106,354
Michael J. Dunn, Jr.	RUP(1)	3 Dec 07	31 Oct 07						29,533	$1,040,593
	Bonus(2)	28 Sep 07			$425,000	$467,500
	LTIP-2(3)	28 Sep 07		4,894			$222,530	$278,186
Steven C. Boyd	RUP(1)	3 Dec 07	31 Oct 07						3,408	$120,081
	Bonus(2)	28 Sep 07			$147,000	$161,700
	LTIP-2(3)	28 Sep 07		1,693			$76,980	$96,215
Michael M. Keating	RUP(1)	3 Dec 07	31 Oct 07						3,408	$120,081
	Bonus(2)	28 Sep 07			$143,000	$157,300
	LTIP-2(3)	28 Sep 07		1,647			$74,889	$93,623

(1)	The quantities reported on these lines represent discretionary awards under Suburban’s 2000 Restricted Unit Plan. RUP awards vest as follows: 25% of the award on the third anniversary of the grant date; 25% of the award on the fourth anniversary of the grant date; and 50% of the award on the fifth anniversary of the grant date. If a recipient has held an unvested award for at least six months; is 55 years or older; and has worked for Suburban for at least 10 years, an award held by such participant will vest six months following such participant’s retirement if the participant retires prior to the conclusion of the normal vesting schedule unless the Committee exercises its discretionary authority to alter the plan’s retirement provision in regard to a particular award. On September 27, 2008, Messrs. Dunn and Keating were the only named executive officers who held RUP awards and, at the same time, satisfied all three retirement eligibility criteria. However, as a condition of Mr. Dunn’s award, the Committee requires Mr. Dunn to hold his award for three years from the grant date before the plan’s retirement provisions become applicable. Detailed discussions of the general terms of the RUP and the facts and circumstances considered by the Committee in authorizing the 2008 awards to the named executive officers is included in the “Compensation Discussion and Analysis” under the subheading “2000 Restricted Unit Plan.”

(2)	Amounts reported on these lines are the targeted and maximum annual cash bonus compensation potential for each named executive officer under the annual cash bonus plan as described in the “Compensation Discussion and Analysis” under the subheading “Annual Cash Bonus Plan.” Actual amounts earned by the named executive officers for fiscal 2008 were equal to 95% of the “Target” amounts reported on this line. Column (c) (“Threshold $”) was omitted because the annual cash bonus plan does not provide for a minimum cash payment. Because these plan awards were granted to, and 95% of the “Target” awards were earned by, our named executive officers during fiscal 2008, 95% of the “Target” amounts reported under column (d) have been reported in the Summary Compensation Table above.

(3)	LTIP-2 is a phantom unit plan. As discussed in the “Compensation Discussion and Analysis” above, under the subheading “2003 Long-Term Incentive Plan,” in accordance with his employment agreement, Mr. Alexander’s award is based upon 30% of his annual target cash bonus; however, Mr. Dunn’s award (as are the awards of all of the other named executive officers) is based upon 52% of his annual target cash bonus. The different percentages account for the apparent differences between amounts reported for Mr. Alexander and for Mr. Dunn.

Payments, if earned, are based on a combination of (1) the fair market value of our Common Units at the end of a three-year measurement period, which, for purposes of the plan, is the average of the closing prices for the twenty business days preceding the conclusion of the three-year measurement period, and (2) cash equal to the distributions that would have inured to the same quantity of outstanding Common Units during the same three-

year measurement period. The fiscal 2008 award “Target ($)” and “Maximum ($)” amounts are estimates based upon (1) the fair market value (the average of the closing prices of our Common Units for the 20 business days preceding September 27, 2008) of our Common Units at the end of fiscal 2008, and (2) the estimated distributions over the course of the award’s three-year measurement period. Column (f) (“Threshold $”) was omitted because LTIP-2 does not provide for a minimum cash payment. Detailed descriptions of the plan and the calculation of awards are included in the “Compensation Discussion and Analysis” under the subheading “2003 Long-Term Incentive Plan.”

(4)	This column is frequently used when non-equity incentive plan awards are denominated in units; however, in this case, the numbers reported represent the phantom units each named executive officer was awarded under LTIP-2 during fiscal 2008.

(5)	The dollar amounts reported in this column represent the aggregate fair value of the RUP awards on the grant date, calculated in accordance with SFAS 123R. The fair value shown may not be indicative of the value realized in the future upon vesting due to the variability in the trading price of our Common Units.

Note: Columns (j) and (k) were omitted from the Grants of Plan Based Awards Table because Suburban does not award options to its employees.

Outstanding Equity Awards at Fiscal Year End 2008 Table

The following table sets forth certain information concerning outstanding equity awards under our 2000 Restricted Unit Plan and phantom equity awards under our 2003 Long-Term Incentive Plan for each named executive officer as of September 27, 2008:

	Stock Awards
				Equity Incentive
			Equity Incentive	Plan Awards:
			Plan Awards:	Market or
			Number of	Payout Value of
		Market Value	Unearned	Unearned Shares,
		of Shares or	Shares, Units or	Units or Other
	Number of Shares or	Units of Stock	Other Rights	Rights
	Units of Stock That	That Have Not	that Have Not	That Have
	Have Not Vested	Vested	Vested	Not Vested
Name	(#)(5)	($)(6)	(#)(7)	($)(8)
(a)	(g)	(h)	(i)	(j)

Mark A. Alexander	—	—	6,996	$316,355
Michael A. Stivala(1)	13,946	$476,605	3,474	$157,261
Michael J. Dunn, Jr.(2)	29,533	$1,009,290	11,068	$500,561
Steven C. Boyd(3)	16,804	$574,277	3,730	$168,711
Michael M. Keating(4)	5,606	$191,585	3,754	$169,772

(1)	Mr. Stivala’s RUP awards will vest as follows:

	Oct. 1,	Nov. 1,	Oct. 1,	Nov. 1,	Apr. 25,	Oct. 1,	Nov. 1,	Dec. 3,	Apr. 25,	Dec. 3,	Apr. 25,	Dec. 3,
Vesting Date	2008	2008	2009	2009	2010	2010	2010	2010	2011	2011	2012	2012

Quantity of Units	870	1,200	870	900	1,374	1,738	600	568	1,374	568	2,748	1,136

(2)	Despite Mr. Dunn’s having met the plan’s retirement criteria, this award will not be subject to the plan’s retirement provisions until December 3, 2010. For more information on this and the retirement provision, refer to the subheading “2000 Restricted Unit Plan” in the “Compensation Discussion and Analysis.” If Mr. Dunn does not retire prior to the conclusion of the normal vesting schedule of his award, his award will vest as follows:

	Dec. 3,	Dec. 3,	Dec. 3,
Vesting Date	2010	2011	2012

Quantity of Units	7,384	7,384	14,765

(3)	Mr. Boyd’s RUP awards will vest as follows:

	Nov. 1,	Nov. 1,	Apr. 25,	Nov. 1,	Dec. 3,	Apr. 25,	Dec. 3,	Apr. 25,	Dec. 3,
Vesting Date	2008	2009	2010	2010	2010	2011	2011	2012	2012

Quantity of Units	2,500	2,200	1,374	3,200	852	1,374	852	2,748	1,704

(4)	Mr. Keating met the retirement eligibility criteria (explained under the subheading “2000 Restricted Unit Plan” in the “Compensation Discussion and Analysis”) during fiscal 2008. If he does not retire prior to the conclusion of the normal vesting schedule of his award, his award will vest as follows:

	Apr. 25,	Dec. 3,	Apr. 25,	Dec. 3,	Apr. 25,	Dec. 3,
Vesting Date	2010	2010	2011	2011	2012	2012

Quantity of Units	550	852	550	852	1,098	1,704

(5)	The figures reported in this column represent the total quantity of each of our named executive officer’s unvested RUP awards.

(6)	The figures reported in this column represent the figures reported in column (g) multiplied by the average of the highest and the lowest trading prices of our Common Units on September 26, 2008, the last trading day of fiscal 2008.

(7)	The amounts reported in this column represent the quantities of phantom units that underlie the outstanding fiscal 2007 and fiscal 2008 awards under LTIP-2. Payments, if earned, will be made to participants at the end of a three-year measurement period and will be based upon our total return to Common Unitholders in comparison to the total return provided by a predetermined peer group of eleven other companies, all of which are publicly-traded partnerships, to their unitholders. For more information on LTIP-2, refer to the subheading “2003 Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

(8)	The amounts reported in this column represent the estimated future target payouts of the fiscal 2007 and fiscal 2008 LTIP-2 awards. These amounts were computed by multiplying the quantities of the unvested phantom units in column (i) by the average of the closing prices of our Common Units for the twenty business days preceding September 27, 2008 (in accordance with the plan’s valuation methodology), and by adding to the product of that calculation the product of each year’s underlying phantom units times the sum of the distributions that are estimated to inure to an outstanding Common Unit during each award’s three-year measurement period. Due to the variability in the trading prices of our Common Units, as well as our performance relative to the peer group, actual payments, if any, at the end of the three-year measurement period may differ. The following chart provides a breakdown of each year’s awards:

	Mr. Alexander	Mr. Stivala	Mr. Dunn	Mr. Boyd	Mr. Keating

Fiscal 2007 Phantom Units	4,007	1,603	6,174	2,037	2,107
Value of Fiscal 2007 Phantom Units	$144,182	$57,680	$222,156	$73,296	$75,815
Estimated Distributions over Measurement Period	$36,263	$14,507	$55,875	$18,435	$19,068
Fiscal 2008 Phantom Units	2,989	1,871	4,894	1,693	1,647
Value of Fiscal 2008 Phantom Units	$107,552	$67,323	$176,098	$60,918	$59,263
Estimated Distributions over Measurement Period	$28,358	$17,751	$46,432	$16,062	$15,626

Note: Columns (b), (c), (d), (e) and (f), all of which are for the reporting of option-related compensation, have been omitted from the Outstanding Equity Awards At Fiscal Year End Table because we do not grant options to our employees.

Equity Vested Table for Fiscal 2008

Awards under the 2000 Restricted Unit Plan are settled in Common Units upon vesting. Awards under the 2003 Long-Term Incentive Plan, a phantom-equity plan, are settled in cash. The following two tables set forth certain information concerning all vesting of awards under our 2000 Restricted Unit Plan and the vesting of the fiscal 2006 award under our 2003 Long-Term Incentive Plan for each named executive officer during the fiscal year ended September 27, 2008:

2000 Restricted Unit Plan

Unit Awards
Number of
Common
	Units	Value
	Acquired on	Realized on
	Vesting	Vesting
Name	(#)	($)(1)

Mark A. Alexander	—	—
Michael A. Stivala	1,200	$57,654
Michael J. Dunn, Jr.	—	—
Steven C. Boyd	1,200	$57,654
Michael M. Keating	—	—

(1)	The value realized is equal to the average of the high and low trading prices of our Common Units on the vesting date, multiplied by the number of units that vested.

2003 Long-Term Incentive Plan — Fiscal 2006(2) Award

	Cash Awards
	Number of
	Phantom
	Units	Value
	Acquired on	Realized on
	Vesting	Vesting
Name	(#)(3)	($)(4)

Mark A. Alexander	4,328	$239,704
Michael A. Stivala	1,472	$81,526
Michael J. Dunn, Jr.	6,252	$346,263
Steven C. Boyd	1,645	$91,107
Michael M. Keating	2,092	$115,864

(2)	The fiscal 2006 award’s three-year measurement period concluded on September 27, 2008.

(3)	In accordance with the formula described in the “Compensation Discussion and Analysis” under the subheading “2003 Long-Term Incentive Plan,” these quantities were calculated at the beginning of the three-year measurement period and were, therefore, based upon each individual’s salary and target cash bonus at that time.

(4)	The value (i.e., cash payment) realized was calculated in accordance with the terms and conditions of LTIP-2. For more information, refer to the subheading “2003 Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

Pension Benefits Table for Fiscal 2008

The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement for each named executive officer as of the end of the fiscal year ended September 27, 2008:

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Mark A. Alexander	SERP(1)	7	$365,988	$—
	Cash Balance Plan(2)	7	$141,307	$—
Michael A. Stivala(3)	N/A	N/A	$—	$—
Michael J. Dunn, Jr.	SERP(1)	6	$40,990	$—
	Cash Balance Plan(2)	6	$175,268	$—
	LTIP-2(4)	N/A	$500,561	$—
Steven C. Boyd	Cash Balance Plan(2)	15	$66,745	$—
Michael M. Keating	Cash Balance Plan(2)	15	$280,342	$—
	LTIP-2(4)	N/A	$169,772	$—
	RUP(5)	N/A	$191,585	$—

(1)	Mr. Alexander and Mr. Dunn are the only employees who participate in the SERP. Provided that the SERP requirements are met (retirement at age 55 or older and having provided 10 or more years of service to Suburban), Mr. Alexander will receive a monthly benefit of $6,737 and Mr. Dunn will receive a monthly benefit of $373. For more information on the SERP, including the vesting of benefits for Mr. Alexander under the Consulting and Separation Agreement, refer to the subheading “Supplemental Executive Retirement Plan” in the “Compensation Discussion and Analysis.”

(2)	For more information on the Cash Balance Plan, refer to the subheading “Pension Plan” in the “Compensation Discussion and Analysis.”

(3)	Because Mr. Stivala commenced employment with Suburban after January 1, 2000, the date on which the Cash Balance Plan was closed to new participants, he does not participate in the Cash Balance Plan.

(4)	Currently, Mr. Dunn and Mr. Keating are the only named executive officers who meet the retirement criteria of the LTIP-2 plan document. For such participants, upon retirement, outstanding but unvested LTIP-2 awards become fully vested. However, payouts on those awards are deferred until the conclusion of each outstanding award’s three-year measurement period, based on the outcome of the TRU relative to the peer group. The number reported on this line represents a projected payout of Mr. Dunn’s and Mr. Keating’s outstanding fiscal 2007 and fiscal 2008 LTIP-2 awards. Because the ultimate payout, if any, is predicated on the trading prices of Suburban’s Common Units at the end of the three-year measurement period, as well as where, within the peer group, our TRU falls, the value reported may not be indicative of the value realized in the future upon vesting due to the variability in the trading price of our Common Units.

(5)	Currently, Mr. Keating is the only named executive officer who meets the retirement criteria of the RUP document. For such participants, upon retirement, outstanding RUP awards vest six months after retirement. The value reported in this table is identical to the value of 5,606 Common Units on September 27, 2008.

Potential Payments Upon Termination or Change in Control

Potential Payments upon Termination to Named Executive Officers with Employment Agreements

The following table sets forth certain information concerning the potential payments to Mr. Alexander and Mr. Dunn under their employment agreements, the SERP and LTIP-2 for the circumstances listed in the table assuming a September 27, 2008 termination date. See the foregoing “Compensation Discussion and Analysis — Employment and Separation Agreements” for a description of the actual payments and benefits to be received by

Mr. Alexander under the Consulting and Separation Agreement as a result of his stepping down from the position of Chief Executive Officer of Suburban on September 26, 2009.

					Involuntary	Involuntary
					Termination	Termination
					Without Cause	without Cause
					by Suburban	by Suburban
					or by the	or by the
					Executive for	Executive for
					Good Reason	Good Reason
					without a	with a Change
					Change of	of Control
Executive Payments and Benefits Upon Termination	Death		Disability		Control Event	Event

Mark A. Alexander
Cash Compensation(1)	$0	(3)	$0	(4)	$1,350,000	$2,835,000
Accelerated Vesting of Fiscal 2007 and 2008 LTIP-2 Awards(2)	N/A		N/A		N/A	355,505
SERP(5)	220,600		287,000		0	449,100
Medical Benefits	N/A		N/A		35,388	35,388
280G Tax Gross-up	N/A		N/A		N/A	N/A
409A Tax Gross-up	N/A		N/A		N/A	N/A

Total	$220,600		$287,000		$1,385,388	$3,674,993

Michael J. Dunn, Jr.
Cash Compensation(1)	$0	(3)	$0	(4)	$850,000	$1,785,000
Accelerated Vesting of Fiscal 2007 and 2008 LTIP-2 Awards(2)	N/A		N/A		N/A	561,852
Accelerated Vesting of Outstanding RUP Awards(6)	N/A		N/A		N/A	1,009,290
SERP	29,800		52,400		52,400	38,500
Medical Benefits	N/A		N/A		23,592	23,592
280G Tax Gross-up	N/A		N/A		N/A	N/A
409A Tax Gross-up	N/A		N/A		N/A	N/A

Total	$29,800		$52,400		$925,992	$3,418,234

(1)	For more information on the cash compensation payable to the two named executive officers with whom we have entered into employment agreements, refer to the subheading “Employment and Separation Agreements” in the “Compensation Discussion and Analysis.”

(2)	In the event of a change of control, all LTIP-2 awards will vest immediately regardless of whether termination immediately follows. If a change of control event occurs, the calculation of the LTIP-2 payment will be made as if our total return to Common Unitholders was higher than that provided by any of the other members of the peer group to their unitholders. For more information, refer to the subheading “2003 Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.” In the event of death, the inability to continue employment due to permanent disability, or a termination without cause or a good reason resignation unconnected to a change of control event, awards will vest in accordance with the normal vesting schedule and will be subject to the same requirements as awards held by individuals still employed by Suburban and shall be subject to the same risks as awards held by all other participants.

(3)	In the event of death, Mr. Alexander’s and Mr. Dunn’s estates are entitled to a payment equal to the decedent’s earned but unpaid salary and pro-rata cash bonus at the time of death.

(4)	In the event of disability, each of Mr. Alexander and Mr. Dunn is entitled to a payment equal to his earned but unpaid salary and pro-rata cash bonus.

(5)	Because Mr. Alexander had not attained age 55 on September 27, 2008, if any of the above hypothetical events had occurred on that date, only death, disability or a change of control would give rise to a SERP-related payment. Change of control related payments are due to Mr. Alexander and Mr. Dunn within 30 days of the change of control event, regardless of whether termination or resignation follows the event. In the event of death, Mr. Alexander’s estate would have received a lump-sum payment of $220,600. In the event of disability, if Mr. Alexander remained disabled until age 55, he would be eligible for a lump-sum payment, at that time, of $864,200. The figure $287,000 reported in the table represents the present value of the hypothetical future payment.

(6)	The RUP document makes no provisions for the vesting of grants held by recipients who die prior to the completion of the vesting schedule. If a recipient of a RUP grant becomes permanently disabled, only those grants that have been held for at least one year on the date that the employee’s employment is terminated as a result of his or her permanent disability shall immediately vest; all grants held by the recipient for less than one year shall be forfeited by the recipient. Because Mr. Dunn’s RUP grant was awarded less than one year prior to September 27, 2008, if he had become permanently disabled on September 27, 2008, his RUP grant would have been forfeited.

Under circumstances unrelated to a change of control, if a RUP grant recipient’s employment is terminated without cause or he or she resigns for good reason, any RUP grants held by such recipient shall be forfeited.

In the event of a change of control, as defined in the RUP document, all unvested RUP grants shall vest immediately on the date the change of control is consummated, regardless of the holding period and regardless of whether the recipient’s employment is terminated.

Potential Payments upon Termination to Named Executive Officers without Employment Agreements

The following table sets forth certain information containing potential payments to the three named executive officers without employment agreements in accordance with the provisions of the Severance Protection Plan, the RUP and LTIP-2 for the circumstances listed in the table assuming a September 27, 2008 termination date:

					Involuntary	Involuntary
					Termination	Termination
					without Cause	without Cause
					by Suburban	by Suburban
					or by the	or by the
					Executive for	Executive for
					Good Reason	Good Reason
					without a	with a
					Change of	Change of
					Control	Control
Executive Payments and Benefits Upon Termination	Death		Disability		Event(6)	Event

Michael A. Stivala
Cash Compensation(1)	$0	(3)	$0	(4)	$250,000	$618,750
Accelerated Vesting of Fiscal 2007 and 2008 LTIP-2 Awards(2)	N/A		N/A		N/A	170,198
Accelerated Vesting of Outstanding RUP Awards(5)	N/A		398,959		N/A	476,605
Medical Benefits	N/A		N/A		11,796	N/A
280G Tax Gross-up	N/A		N/A		N/A	N/A
409A Tax Gross-up	N/A		N/A		N/A	N/A

Total	$0		$398,959		$261,796	$1,265,553

Steven C. Boyd
Cash Compensation(1)	$0	(3)	$0	(4)	$245,000	$588,000
Accelerated Vesting of Fiscal 2007 and 2008 LTIP-2 Awards(2)	N/A		N/A		N/A	189,196
Accelerated Vesting of Outstanding RUP Awards(5)	N/A		457,808		N/A	574,276
Medical Benefits	N/A		N/A		10,464	N/A
280G Tax Gross-up	N/A		N/A		N/A	N/A
409A Tax Gross-up	N/A		N/A		N/A	N/A

Total	$0		$457,808		$255,464	$1,351,472

Michael M. Keating
Cash Compensation(1)	$0	(3)	$0	(4)	$220,000	$544,500
Accelerated Vesting of Fiscal 2007 and 2008 LTIP-2 Awards(2)	N/A		N/A		N/A	190,611
Accelerated Vesting of Outstanding RUP Awards(5)	N/A		75,117		N/A	191,585
Medical Benefits	N/A		N/A		11,796	N/A
280G Tax Gross-up	N/A		N/A		N/A	N/A
409A Tax Gross-up	N/A		N/A		N/A	N/A

Total	$0		$75,117		$231,796	$926,696

(1)	In the event of a change of control followed by a termination without cause or by a resignation with good reason, each of the named executive officers without employment agreements will receive a lump sum payment equal to 78 weeks of base pay plus a sum equal to their annual target cash bonus divided by 52 and multiplied by 78 in accordance with the terms of the Severance Protection Plan. For more information on the Severance Protection Plan, refer to the subheading “Change of Control” in the “Compensation Discussion and Analysis.”

(2)	In the event of a change of control, all LTIP-2 awards will vest immediately regardless of whether termination immediately follows. If a change of control event occurs, the calculation of the LTIP-2 payment will be made as if our total return to Common Unitholders was higher than that provided by any of the other members of the peer group to their unitholders. For more information, refer to the subheading “2003 Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

In the event of death, the inability to continue employment due to permanent disability, or a termination without cause or a good reason resignation unconnected to a change of control event, awards will vest in accordance with the normal vesting schedule and will be subject to the same requirements as awards held by individuals still employed by Suburban and shall be subject to the same risks as awards held by all other participants.

(3)	In the event of death, the named executive officer’s estate is entitled to a payment equal to the decedent’s earned but unpaid salary and pro-rata cash bonus.

(4)	In the event of disability, the named executive officer is entitled to a payment equal to his earned but unpaid salary and pro-rata cash bonus.

(5)	The RUP document makes no provisions for the vesting of grants held by recipients who die prior to the completion of the vesting schedule. If a recipient of a RUP grant becomes permanently disabled, only those grants that have been held for at least one year on the date that the employee’s employment is terminated as a result of his or her permanent disability shall immediately vest; all grants held by the recipient for less than one year shall be forfeited by the recipient. Because Mr. Stivala, Mr. Boyd and Mr. Keating each received a unit grant during fiscal 2008, if any or all of the three had become permanently disabled on September 27, 2008, the following quantities of unvested restricted units would have vested: Stivala, 11,674; Boyd, 13,396; Keating, 2,198 and the following quantities would have been forfeited: Stivala, 2,272; Boyd, 3,408; Keating, 3,408.

Under circumstances unrelated to a change of control, if a RUP grant recipient’s employment is terminated without cause or he or she resigns for good reason, any RUP grants held by such recipient shall be forfeited.

In the event of a change of control, as defined in the RUP document, all unvested RUP grants shall vest immediately on the date the change of control is consummated, regardless of the holding period and regardless of whether the recipient’s employment is terminated.

(6)	Any severance benefits, unrelated to a change of control event, payable to these officers would be determined by the Committee on a case-by-case basis in accordance with prior treatment of other similarly situated executives and may, as a result, differ from this hypothetical presentation. For purposes of this table, we have assumed that each of these named executive officers would, upon termination of employment without cause or for resignation for good reason, receive accrued salary and benefits through the date of termination plus one times annual salary, paid in the form of salary continuation, and continued participation, at active employee rates, in Suburban’s health insurance plans for one year.

SUPERVISORS’ COMPENSATION

The following table sets forth the compensation of the non-employee members of the Board of Supervisors of Suburban during fiscal 2008.

	Fees Earned	Unit
	or Paid in Cash	Awards	Total
Supervisor	($)(1)	($)(2)	($)

John D. Collins	75,000	49,861	124,861
Harold R. Logan, Jr.	100,000	—	100,000
Dudley C. Mecum	75,000	—	75,000
John Hoyt Stookey	75,000	—	75,000
Jane Swift	75,000	49,861	124,861

(1)	Includes amounts earned for fiscal 2008, including quarterly retainer installments for the fourth quarter of fiscal 2008 that were paid in the first quarter of fiscal 2009. Does not include amounts paid in fiscal 2008 for fiscal 2007 quarterly retainer installments.

(2)	Represents the dollar amount charged to earnings for financial statement reporting purposes during fiscal 2008 pursuant to SFAS 123R for restricted unit grants of 5,496 awarded to both Mr. Collins and Ms. Swift on April 25, 2007. All grants were made in accordance with the provisions of our 2000 Restricted Unit Plan and vest accordingly. The average of the high and low sales price, discounted for projected distributions during the vesting period, was used to calculate the value of the restricted unit grants for purposes of amortizing compensation expense under SFAS 123R. Because Messrs. Logan, Mecum and Stookey have met the plan’s retirement provisions, all expense for their unvested grants was previously recognized. As of September 27, 2008, each non-employee member of the Board of Supervisors held the following quantities of unvested restricted unit grants: Mr. Collins, 5,496 units; Mr. Logan, 9,375 units; Mr. Mecum, 9,375 units; Mr. Stookey, 9,375 units; and Ms. Swift, 5,496 units.

Note: The columns for reporting option awards, non-equity incentive plan compensation, changes in pension value and non-qualified deferred compensation plan earnings and all other forms of compensation were omitted from the Supervisor’s Compensation Table because Suburban does not provide these forms of compensation to its non-employee supervisors.

Fees and Benefit Plans for Non-Employee Supervisors

Annual Cash Retainer Fees.  As the Chairman of the Board of Supervisors, Mr. Logan receives an annual retainer of $100,000, payable in quarterly installments of $25,000 each. Each of the other supervisors receives an annual cash retainer of $75,000, payable in quarterly installments of $18,750 each.

Meeting Fees.  The members of our Board of Supervisors receive no additional remuneration for attendance at regularly scheduled meetings of the Board or its Committees, other than reimbursement of reasonable expenses incurred in connection with such attendance.

Restricted Unit Plan.  Each non-employee supervisor participates in the 2000 Restricted Unit Plan. All grants vest in accordance with the provisions of the plan document (see “Compensation Discussion and Analysis” section titled “2000 Restricted Unit Plan” for a description of the vesting schedule). Upon vesting, all grants are settled by issuing Common Units. During fiscal 2004, Messrs. Logan, Mecum and Stookey were awarded unvested restricted unit plan grants of 8,500 units each; during fiscal 2007, each of them received an additional unvested grant of 3,000 units. Upon commencement of their terms as supervisors in fiscal 2007, Mr. Collins and Ms. Swift each received a grant of 5,496 units.

Additional Supervisor Compensation.  Non-employee supervisors receive no other forms of remuneration from us. The only perquisite provided to the members of the Board of Supervisors is the ability to purchase propane at the same discounted rate that we offer propane to our employees, the value of which was less than $10,000 in fiscal 2008 for each supervisor.

Compensation Committee Interlocks and Insider Participation.  None.

Certain Relationships and Related Person Transactions.  None. See also “Audit Committee” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 22, 2009 regarding the beneficial ownership of Common Units by each member of the Board of Supervisors, each executive officer named in the Summary Compensation Table above, and all members of the Board of Supervisors and executive officers as a group. Based upon filings under Section 13(d) or (g) under the Exchange Act, Suburban does not know of any person or group who beneficially owns more than 5% of the outstanding Common Units. Except as set forth in the notes to the table, each individual or entity has sole voting and investment power over the Common Units reported.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class

Mark A. Alexander(a)	1,289,912	3.9%
Michael J. Dunn, Jr.(b)	208,947	*
Michael A. Stivala(c)	8,962	*
Steven C. Boyd(d)	29,733	*
Michael M. Keating(e)	98,500	*
John Hoyt Stookey(f)(g)	14,072	*
Harold R. Logan, Jr.(f)	12,794	*
Dudley C. Mecum(f)	9,884	*
John D. Collins(h)	12,450	*
Jane Swift(h)	-0-	*
All Members of the Board of Supervisors and Executive Officers as a Group (17 persons)(i)	1,806,678	5.5%

*	Less than 1%.

(a)	Includes 784 Common Units held by the General Partner, of which Mr. Alexander is the sole member. Includes 1,289,128 Common Units which are held in a brokerage account, where there is a possibility that such Common Units could be pledged as security.

(b)	Excludes 29,533 unvested restricted units, none of which will vest in the 60-day period following May 22, 2009. Restricted unit grants vest 25%, 25% and 50%, respectively, on the third, fourth and fifth anniversaries of the date of grant and 100% upon a “change in control”, as defined in Suburban’s 2000 Restricted Unit Plan.

(c)	Excludes 16,694 unvested restricted units, none of which will vest in the 60-day period following May 22, 2009. Restricted unit grants vest 25%, 25% and 50%, respectively, on the third, fourth and fifth anniversaries of the date of grant and 100% upon a “change in control”, as defined in Suburban’s 2000 Restricted Unit Plan.

(d)	Excludes 16,874 unvested restricted units, none of which will vest in the 60-day period following May 22, 2009. Restricted unit grants vest 25%, 25% and 50%, respectively, on the third, fourth and fifth anniversaries of the date of grant and 100% upon a “change in control”, as defined in Suburban’s 2000 Restricted Unit Plan. Includes 29,733 Common Units which are held in a brokerage account, where there is a possibility that such Common Units could be pledged as security.

(e)	Excludes 10,424 unvested restricted units, none of which will vest in the 60-day period following May 22, 2009. Restricted unit grants vest 25%, 25% and 50%, respectively, on the third, fourth and fifth anniversaries of the date of grant and 100% upon a “change in control”, as defined in Suburban’s 2000 Restricted Unit Plan.

(f)	Excludes 7,250 unvested restricted units, none of which will vest in the 60-day period following May 22, 2009. Restricted unit grants vest 25%, 25% and 50%, respectively, on the third, fourth and fifth anniversaries of the date of grant and 100% upon a “change in control”, as defined in Suburban’s 2000 Restricted Unit Plan.

(g)	Mr. Stookey reports that his units are pledged as security for a loan.

(h)	Excludes 5,496 unvested restricted units, none of which will vest in the 60-day period following May 22, 2009. Restricted unit grants vest 25%, 25% and 50%, respectively, on the third, fourth and fifth anniversaries of the date of grant and 100% upon a “change in control”, as defined in Suburban’s 2000 Restricted Unit Plan.

(i)	Inclusive of the units referred to in footnotes (b), (c), (e), (f) and (g) above, the reported number of units excludes 182,479 unvested restricted units, 1,665 of which will vest in the 60-day period following May 22, 2009, owned by certain executive officers, whose restricted units vest on the same basis as described in footnotes (b), (c), (e), (f) and (g) above. Includes 1,805,894 Common Units which are held in a brokerage account, where there is a possibility that such Common Units could be pledged as security (inclusive of the units referred to in footnotes (a) and (d) above) and 14,072 Common Units pledged as security for a loan referred to in footnote (g) above.

APPROVAL OF 2009 RESTRICTED UNIT PLAN
(Proposal No. 2 on the Proxy Card)

The following is a summary of the material features of the Suburban Propane Partners, L.P. 2009 Restricted Unit Plan (the “Plan”), effective as of August 1, 2009 (subject to approval of the Unitholders at the Meeting), and the awards that may be granted from time to time under the Plan. The Compensation Committee of the Board of Supervisors has unanimously approved the Plan, and recommends that Unitholders vote FOR the Plan.

Please carefully review the below summary of the Plan so that you understand the key terms of the Plan, including the restrictions that apply to awards granted pursuant to the Plan and the resulting Common Units. The summary of the Plan is qualified in its entirety by the full text of the Plan, which is attached hereto as Appendix A, and which we encourage you to read.

Summary of the Material Terms of the 2009 Restricted Unit Plan

General Plan Provisions

Purpose of the Plan.  The purpose of the Plan is to strengthen Suburban by providing an incentive to certain selected employees and Supervisors of Suburban and its affiliates to devote their abilities and industry to the success of Suburban’s business enterprise in such a manner as to maximize Suburban’s value.

Administration of the Plan.  The Plan is generally administered by the Compensation Committee (the “Committee”) of the Board of Supervisors, which currently consists of five Supervisors, none of whom are officers or employees of Suburban. The Committee has the authority and responsibility to:

•	select award recipients;

•	set the terms and conditions of awards;

•	interpret the terms and the intent of the Plan and any award agreement or other agreement or document ancillary to or in connection with the Plan;

•	adjust awards to reflect certain changes in the Common Units, such as a change in capitalization; and

•	adopt such rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper and amend, suspend and terminate awards, subject to the terms of the Plan.

The determinations and interpretations of the Committee are final and binding upon Plan participants, Suburban and all other interested individuals. The Committee may delegate to one or more of its members, to one or more officers of Suburban or its affiliates, or to one or more agents or advisors such administrative duties or powers it may deem advisable.

Eligibility to Participate in the Plan.  Any employee or Supervisor of Suburban is eligible to be designated a participant. An individual becomes a “participant” upon the grant of an award. Which employees or Supervisors are granted awards, and the timing, terms and provisions, and number of restricted Common Units subject to an award, are all at the discretion of the Committee. All awards are evidenced by a written award agreement entered into by Suburban and the participant setting forth the terms and provisions applicable to an award granted under the Plan.

Term of the Plan.  Unless earlier terminated, the Plan will be effective for 10 years following the effective date, or until July 31, 2019. Upon expiration of the term of the Plan, no additional awards may be granted. Previously granted awards will remain outstanding in accordance with their terms and conditions.

Amendment of the Plan.  Under the terms of the Plan, the Plan may be modified, amended, suspended or terminated prior to the expiration of its term by the Committee at any time, subject to certain limitations, and awards granted under the Plan may be modified, amended, suspended or terminated by the Committee at any time. However, no such action may, without an award holder’s written consent, adversely affect in any material way any previously granted award. However, no amendment of the Plan that would require Unitholder approval under applicable law may become effective without such Unitholder approval.

Restricted Unit Awards

Description of Restricted Unit Awards.  The Plan provides for the grant of restricted Common Units of Suburban. No Common Units are actually issued on the grant of a restricted unit award; rather, a restricted unit award is the right to receive a specified number of Common Units upon vesting. The number of units credited is recorded in a bookkeeping account.

Common Units Authorized Under the Plan.  Subject to adjustment and the unit counting rules under the Plan, and subject to possible amendment of the Plan, as described below, the total number of Common Units that may be granted under the Plan is 1,200,000. The number of awards granted, and the number of restricted units subject to each award, are at the discretion of the Committee.

Vesting Of Restricted Unit Awards.  To be eligible to receive the benefit of a restricted unit award, the participant must remain in the service of Suburban (or its affiliates) throughout the vesting period. Vesting occurs upon continuation of service for a period of time, as specified in the award agreement. Unless otherwise set forth in the award agreement, restricted unit awards vest and become non-forfeitable at a rate of 25% on the third anniversary of the date of the applicable award, an additional 25% on the fourth anniversary, and a final 50% on the fifth anniversary of the date of the applicable award, provided that the participant is employed on such date.

Unless the Committee provides otherwise in the applicable award agreement or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or stock exchange on which the Common Units are listed, in the event of a “change of control” of Suburban (as defined in the Plan), the Plan provides that awards will fully vest upon the consummation of the change of control and will be distributed or paid to the participant.

Vesting Example.  100 restricted units are granted on May 2, 2009 with the following vesting schedule:

% of Grant Vested	Vesting Date

25%	May 2, 2012
50%	May 2, 2013
100%	May 2, 2014

On May 2, 2012, 25 of the original Common Units are no longer “restricted” and will be distributed to the participant. On May 2, 2013, an additional 25 Common Units are no longer “restricted” and will be distributed to the participant. And on May 2, 2014, the remaining 50 Common Units are no longer “restricted” and will be distributed to the participant.

Rights of Common Units.  Participants will not have the rights of a Unitholder, including the rights to vote the units and to receive distributions, until the Common Units have vested and a certificate representing the Common Units is issued. When restrictions on the restricted unit award lapse (i.e., the award vests), the participant becomes the owner of unrestricted Common Units and Suburban will deliver a certificate to the participant representing the number of vested Common Units.

Termination of Service Before Vesting.  Unless the award agreement provides otherwise, upon termination of the participant’s service with Suburban and its affiliates, the participant will forfeit the unvested portion of his restricted unit award, except (i) in the event that service is terminated without cause (as defined in the Plan) or the participant terminates service for good reason (as defined in the Plan), in each case within six months prior to a change of control (as defined in the Plan), the unvested portion of the award will not be forfeited and it will vest upon the change of control (subject to any legal restrictions on such vesting); (ii) if service is terminated on account of disability, any award that has been held for at least one year will vest upon the date of the participant’s disability; and (iii) if service is terminated on account of retirement (as defined in the Plan and if the participant has met the Plan’s retirement criteria), any award that has been held for at least six months will vest six months after the effective date of the participant’s retirement.

Disposition of Common Units

Sale of Common Units Acquired Under the Plan.  Subject to the limitations in the federal securities laws, a participant may generally sell vested Common Units acquired under the Plan upon vesting at any time after vesting without restriction.

U.S. Federal Income Tax Consequences

The following is a general description of the United States federal income tax consequences applicable to a participant’s restricted unit award under the Plan as applicable under the federal tax code currently in effect. Federal tax treatment may change should the tax code be amended. State, local and foreign tax treatment, which is not discussed below, may vary from such federal income tax treatment. Please note that this summary is general in nature, that it may not apply to a participant’s particular situation, and that Suburban is not in a position to assure a participant of any particular tax result.

Federal Income Tax Liability.  Although participants will not recognize income on the date of a grant under the Plan, they will recognize income equal to the average of the high and low trading prices of Suburban’s Common Units on the vesting date. Upon issuance of vested Common Units to the participants, the earnings attributable to Suburban pass through to its partners. After vesting, the participant’s share of Suburban’s taxable income or loss will be provided to the participant on an IRS Schedule K-1 (Partner’s Share of Income, Deductions, Credits, etc.).

Basis in Suburban.  A participant’s original basis in the Common Units is the average of the high and low trading prices of Suburban’s Common Units on the vesting date. If the participant continues to hold the units, this original basis will be adjusted as follows:

•	increased by the participant’s distributive share of partnership taxable income;

•	decreased by the participant’s distributive share of partnership losses; and

•	decreased by cash distributions (cash distributions from a partnership are characterized as a return of capital).

Sale of Common Units.  The total gain or loss is calculated as the difference between the participant’s sales proceeds and the participant’s adjusted basis in the Common Units. Due to depreciation recapture provisions, all or a portion of any realized gains may be characterized as ordinary income. Suburban will provide the participant with a sales schedule with its K-1 to assist in characterizing the participant’s gain properly.

Miscellaneous Provisions

Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan is not subject to ERISA.

Assignment or Transfer of Awards Under the Plan.  Restricted unit awards are not transferable until the award is vested and the certificate representing the vested Common Units has been issued to the participant.

No Right to Remain in the Service of Suburban.  Nothing in the Plan or in any award agreement under the Plan is intended to provide any person with the right to remain in the service of Suburban or any of its affiliates for any specific period. Both the participant and Suburban (and if applicable its affiliates) will each have the right to terminate the participant’s service at any time and for any reason, with or without cause.

Events or Transactions that Affect the Common Units of Suburban.  Upon the occurrence of any event or transaction (including, but not limited to, a change in the capitalization of Suburban) such as a merger, consolidation, reorganization, recapitalization, separation, cash dividend, unit split, reverse unit split, split up, spin-off, combination or exchange of units, property dividend, or other like change in capital structure or any similar event or transaction, in any case that does not occur in connection with a “change of control,” the Committee, in its sole discretion, to prevent dilution or enlargement of rights under the Plan, shall determine whether and the extent to which it should substitute or adjust, as applicable:

•	the number of Common Units that may be issued under the Plan;

•	the number of Common Units subject to outstanding awards; and

•	other value determinations applicable to outstanding awards.

Securities Authorized for Issuance Under the 2000 Restricted Unit Plan

The following table sets forth certain information, as of September 27, 2008 (the end of fiscal 2008), with respect to Suburban’s existing 2000 Restricted Unit Plan, under which restricted units of Suburban, as described in the Notes to the Consolidated Financial Statements included in Suburban’s Annual Report on Form 10-K for that fiscal year, are authorized for issuance.

Number of Restricted Units
Remaining Available for
	Number of Common		Weighted-Average	Future Issuance Under the
	Units to be Issued		Grant Date Fair	2000 Restricted Unit Plan
	Upon Vesting of		Value per	(Excluding Securities
	Restricted Units		Restricted Unit	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders(1)	446,515	(2)	$30.57	89,874
Equity compensation plans not approved by security holders	—		—	—

Total	446,515		$30.57	89,874

(1)	Relates to the 2000 Restricted Unit Plan.

(2)	Represents number of restricted units that, as of September 27, 2008, had been granted under the 2000 Restricted Unit Plan but had not yet vested.

Reasons for Adoption of the Plan

The Compensation Committee believes that a restricted unit plan, among other things, enhances Suburban’s long-term value by offering opportunities to Suburban’s employees, including our executive officers and Supervisors, to acquire a proprietary interest in Suburban and to link their interests and efforts to the long-term interests of the Unitholders. The Committee believes that existing restricted unit grants under Suburban’s 2000 Restricted Unit Plan have contributed substantially to the successful achievement of these objectives. However, as of May 22, 2009, there are only 38,121 Common Units still available for awards under the 2000 Restricted Unit Plan, which plan, by its terms, will expire on October 31, 2010. Therefore, the Compensation Committee believes that adoption of a new restricted unit plan at this time is appropriate.

New Plan Benefits

It is not possible at this time to determine whether any awards will be made under the 2009 Restricted Unit Plan for future fiscal years. The Compensation Committee has not yet granted awards under the 2009 Restricted Unit Plan.

Vote Required and Recommendation of the Board of Supervisors

Under the rules of the NYSE, the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, provided that the total votes cast on the proposal represent more than 50% of all Common Units entitled to vote thereon, is required to approve this proposal. The Board of Supervisors recommends a vote FOR approval of the 2009 Restricted Unit Plan.

ADJOURNMENT OF THE TRI-ANNUAL MEETING
(Proposal No. 3 on the Proxy Card)

This Proposal, if adopted, will permit the Meeting to be adjourned, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Meeting to approve Proposal No. 1 — the Election Proposal or Proposal No. 2 — the Restricted Unit Plan Proposal.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of the votes cast by the Unitholders is required for the approval of this proposal. The Board of Supervisors recommends a vote FOR approval of this proposal.

FIVE-YEAR PERFORMANCE GRAPH1

The following graph compares the performance of our Common Units with the performance of the New York Stock Exchange Index (the “NYSE Market Index”) and a peer group index for the period of the five fiscal years commencing September 28, 2003. The graph assumes that at the beginning of the period, $100 was invested in each of (1) our Common Units, (2) the NYSE Index, and (3) the peer group, and that all distributions or dividends were reinvested.

We do not believe than any published industry or line-of-business index accurately reflects our business. Accordingly, we have created a special peer group index consisting of three other propane-marketing companies whose common units are publicly traded on the NYSE. Our peer group index includes the common units of the following companies: Ferrellgas Partners, L.P., AmeriGas Partners, L.P., and Inergy, L.P.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG SUBURBAN PROPANE PARTNERS, L.P.,
NYSE MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON SEPT. 27, 2003
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 27, 2008

1 The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that Suburban specifically incorporates this information by reference in such filing, and shall not otherwise be deemed filed under such Acts.

APPENDICES

Appendix A — Suburban Propane Partners, L.P. 2009 Restricted Unit Plan

Appendix A

SUBURBAN PROPANE PARTNERS, L.P.
2009 RESTRICTED UNIT PLAN

EFFECTIVE AUGUST 1, 2009

ARTICLE I

PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing an incentive to certain selected employees and Supervisors of the Partnership and affiliated entities, and thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise in such a manner as to maximize the Partnership’s value. It is intended that this purpose be achieved by extending to such individuals an added long-term incentive for continued service to the Partnership, and for high levels of performance and unusual efforts which enhance the Partnership’s value, through the grant of rights to receive Common Units (as hereinafter defined) of the Partnership.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, unless otherwise specified in an Agreement, capitalized terms shall have the following meanings:

2.1 “Act” shall mean the Securities Act of 1933, as amended.

2.2 “Agreement” shall mean the written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.3 “Award” shall mean a grant of restricted Common Units pursuant to the terms of this Plan.

2.4 “Beneficial Ownership” shall be determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

2.5 “Board” shall mean the Board of Supervisors of the Partnership.

2.6 “Cause” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or its Subsidiary, (a) the Grantee’s gross negligence or willful misconduct in the performance of his duties, (b) the Grantee’s willful or grossly negligent failure to perform his duties, (c) the breach by the Grantee of any written covenants to the Partnership or any of its Subsidiaries, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts his ability to engage in the business conducted by the Partnership or any of its Subsidiaries, or (e) willful or reckless breach by the Grantee of any policy adopted by the Partnership or any of its Subsidiaries, concerning conflicts of interest, standards of business conduct, fair employment practices or compliance with applicable law.

2.7 “Change in Capitalization” shall mean any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise; in each case provided that such increase, reduction or other change does not occur in connection with a Change of Control.

2.8 “Change of Control” shall mean:

(a) the date (which must be a date subsequent to the Effective Date) on which any Person (including the Partnership’s general partner) or More than One Person Acting as a Group (other than the Partnership and/or its Subsidiaries) acquires, during the 12 month period ending on the date of the most recent acquisition, Common Units or other voting equity interests eligible to vote for the election of Supervisors (or of any entity, including the Partnership’s general partner, that has the same authority as the Board to manage the affairs of the Partnership) (“Voting Securities”) representing thirty percent 30% or more of the combined voting power of the Partnership’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which have been acquired in a “Non-Control Acquisition” shall be excluded from the numerator. A “Non-Control Acquisition” shall mean an acquisition of Voting Securities (x) by the Partnership, any of its Subsidiaries and/or an employee benefit plan (or a trust forming a part thereof) maintained by any one or more of them, or (y) in connection with a “Non-Control Transaction;” or

(b) the date of approval by the limited partners of the Partnership, of (w) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger, consolidation or reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any Subsidiary, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of then outstanding Voting Securities of the Partnership), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding Voting Securities; (x) a complete liquidation or dissolution of the Partnership; or (y) the sale or other disposition of forty percent (40%) of the total gross fair market value of all the assets of the Partnership to any Person or More than One Person Acting as a Group (other than a transfer to a Subsidiary). For this purpose, gross fair market value means the value of the assets of the Partnership, or the value of the assets being disposed of, determined without regard to any liability associated with such assets. A transaction described in clause (A) or (B) of subsection (w) hereof shall be referred to as a “Non-Control Transaction;” or

(c) the date a majority of the members of the Board is replaced during any twelve-month period by the action of the Board taken when a majority of the Supervisors who are then members of the Board are not Continuing Supervisors (for purposes of this section, the term “Continuing Supervisor” means a Supervisor who was either (A) first elected or appointed as a Supervisor prior to the Effective Date; or (B) subsequently elected or appointed as a Supervisor if such Supervisor was nominated or appointed by at least a majority of the then Continuing Supervisors);

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.10 “Committee” shall mean the Compensation Committee of the Board, or any successor committee of the Board responsible for administering executive compensation. The powers of the Committee under the Plan may be exercised by the Board, consistent with the provisions of the Code, the Exchange Act and the regulations thereunder.

2.11 “Common Units” shall mean the common units representing limited partnership interests of the Partnership.

2.12 “Cure Period” shall mean the thirty-day period, following notification by a Grantee that a Good Reason event has occurred, during which the Partnership has the option of rectifying the Good Reason event.

2.13 “Disability” shall have the same meaning that such term (or similar term) has under the Partnership’s long-term disability plan, or as otherwise determined by the Committee.

2.14 “Effective Date” shall mean August 1, 2009.

2.15 Not used

2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” per unit on any date shall mean the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Committee in good faith.

2.18 “Good Reason” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or its Subsidiary, (a) any failure by the Partnership or any of its Subsidiaries to comply in any material respect with the compensation provisions of a written employment agreement between the Grantee and the Partnership or its Subsidiary, (b) a material adverse change in the Grantee’s title without his consent, or (c) the assignment to the Grantee, without his consent, of duties and responsibilities materially inconsistent with his level of responsibility.

2.19 “Grantee” shall mean a person to whom an Award has been granted under the Plan.

2.20 “More than one Person Acting as a Group” has the same meaning as set forth in Treasury Regulation 1.409A-3(i)(5)(v)(B).

2.21 “Partnership” shall mean Suburban Propane Partners, L.P., a Delaware limited partnership, and its successors.

2.22 “Person” shall mean a natural person or any entity and shall include two or more Persons acting as a partnership, limited partnership, syndicate, or other group.

2.23 “Plan” shall mean this Suburban Propane Partners, L.P. 2009 Restricted Unit Plan.

2.24 “Retirement” shall mean voluntary termination of employment (or, if the Grantee is a Supervisor, voluntary termination of service as such a Supervisor) by a Grantee who has attained age 55 and who has completed 10 years of “eligible service” to the Partnership or its predecessors, in connection with a bona fide intent by the Grantee to no longer seek full time employment in the industries in which the Partnership then participates. Retirement shall not include voluntary termination of employment by a Grantee in response to, or anticipation of, a termination of employment for Cause by the Partnership or its Subsidiary. The term “eligible service” (a) for Grantees who are employees of the Partnership or its Subsidiary, shall have the same meaning as the term is used in the Pension Plan for Eligible Employees of Suburban Propane L.P. and Subsidiaries, and (b) for Supervisors, shall mean service on the Board.

2.25 “Subsidiary” means any corporation, partnership, or other Person of which a majority of its Voting Securities is owned, directly or indirectly, by the Partnership.

2.26 “Supervisor” shall mean any member of the Board that is not an employee of the Partnership or any of its Subsidiaries.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding anything else herein to the contrary, the Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan. No member of the Committee or any individual to whom it has delegated any of its rights and duties shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Partnership hereby agrees to indemnify each member of the Committee and its delegates for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

3.2 Each member of the Committee shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” within the meaning of the listing standards of the New York Stock Exchange.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power, consistent with Rule 16b-3 under the Exchange Act, from time to time to:

(a) select those employees and Supervisors to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;

(b) make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Awards, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or its delegates in the exercise of this power shall be final, binding and conclusive upon the Partnership, its subsidiaries, the Grantees and all other persons having any interest therein;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

3.4 Subject to adjustment as provided in Article 7, the total number of Common Units that may be made subject to Awards granted under the Plan shall be 1,200,000 (subject to the unitholder approval requirements set forth in Section 9.6). The Partnership shall reserve for purposes of the Plan, out of its authorized but unissued units, such authorized amount of Common Units.

3.5 Notwithstanding anything inconsistent contained in this Plan, the number of Common Units subject to, or which may become subject to, Awards at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Awards. In addition, during the period that any Awards remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of Common Units attributable to such Awards for purposes of calculating the maximum number of Common Units subject to the granting of future Awards under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Awards.

ARTICLE IV

COMMON UNIT GRANTS

4.1 Time Vesting Grants.  From time to time, the Committee may grant restricted Common Units to Grantees, in such amounts as it deems prudent and proper. Such rights shall be granted, and the Common Units underlying such rights shall be issued, in consideration of the performance of services and for no other consideration.

4.2 Forfeiture.  A Grantee’s rights with respect to the restricted Common Units shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with the terms of the Plan and the applicable Agreement.

4.3 Vesting Schedule.  The restricted Common Unit grants made pursuant to Section 4.1 shall vest and become non-forfeitable, unless otherwise determined by the Committee (at the time of Award or otherwise), and the restrictions thereon shall lapse, at a rate of 25% on the third anniversary of the date of the applicable Award, a second 25% on the fourth anniversary, and a final 50% on the fifth anniversary of the date of the applicable Award, provided that the Grantee is employed on such date.

4.4 Other Grants.  Notwithstanding anything else herein to the contrary, the Committee may grant Common Units on such terms and conditions as it determines in its sole discretion, the terms and conditions of which shall be set forth in the applicable Agreement.

ARTICLE V

OTHER PROVISIONS APPLICABLE TO VESTING

5.1 Change of Control.  Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all restrictions on Common Units shall lapse immediately (unless otherwise set forth in the terms of the applicable Agreement) and all such restricted Common Units shall become fully vested and non-forfeitable.

5.2 Forfeiture.  Unless otherwise provided in an Agreement, any and all restricted Common Units in respect of which the restrictions have not previously lapsed shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee shall thereafter have any further right or interest therein) upon the termination of the Grantee’s employment for any reason; provided, however, that in the event that a Grantee’s employment by the Partnership or one of its Subsidiaries was terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control, no forfeiture of Common Units shall be treated as occurring by reason of such termination and the Common Units shall vest as of the Change of Control in accordance with Section 5.1. As a condition precedent for such vesting to occur when the Grantee terminated employment for Good Reason within six months prior to a Change of Control, the Grantee must have both (a) notified the Partnership’s Vice President of Human Resources (or if there be no such person, the then highest ranking member of the Partnership’s Human Resources Department) of the Good Reason event by certified mail or overnight courier within ninety days following the date of such event, and (b) allowed a Cure Period following the date of such notice.

5.3 Disability.  Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Disability, the restricted Common Units held by such Grantee for one year or more on the date of termination shall vest six months after the effective date of such termination and shall be distributed as soon as practical following the vesting date but no later than the date two and one half months following the end of the calendar year in which such Disability date occurred.

5.4 Retirement.  Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Retirement, the restricted Common Units held by such Grantee which were awarded to Grantee more than six (6) months prior to the effective date of such Retirement shall vest six months after the effective date of such Retirement and shall be distributed as soon as practical following the vesting date but no later than the date two and one half months following the end of the calendar year in which such vesting date occurred.

5.5 Recycling of Forfeited Shares.  Subject to the restrictions set forth in Rule 16b-3 of the Exchange Act, any Common Units forfeited hereunder may be, after any applicable six month period referenced in Section 5.2 has expired, the subject of another Award pursuant to this Plan.

5.6 Not Used

5.7 Recoupment Policy.  Notwithstanding anything in this Plan to the contrary, awards of Common Units granted under the Plan shall be deemed “Incentive Compensation” covered by the terms of the Partnership’s Incentive Compensation Recoupment Policy (the “Policy”) adopted by the Board on April 25, 2007, which is incorporated herein by reference. In accordance with the Policy, in the event of a significant restatement of the Partnership’s published financial results and the Committee determines that fraud or intentional misconduct by a Grantee was a contributing factor to such restatement, then, in addition to other disciplinary action, the Committee may require cancellation of any unvested restricted Common Units granted under the Plan to that Grantee. This Section 5.7 shall be interpreted and administered in accordance with the Policy as in effect from time to time. In the case of any inconsistency between the Policy and this Section 5.7, the Policy shall control.

ARTICLE VI

DELIVERY OF UNITS, ETC.

6.1 Delivery of Common Units.  Subject to Sections 5.3, 5.4 and 9.3, upon the vesting of Common Units, the Partnership shall deliver to the Grantee a certificate representing such number of vested Common Units, free of all restrictions hereunder, within 45 days of the date of vesting.

6.2 Transferability.  Until such time as restricted Common Units have vested and become non-forfeitable, and certificates representing Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to transfer such Common Units.

6.3 Rights of Grantees.  Until such time as restricted Common Units have vested and become non-forfeitable, and certificates representing Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to exercise any rights of a unitholder with respect thereto, including the right to vote such units and the right to receive allocations or distributions thereon.

ARTICLE VII

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

7.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Common Units or other units or securities with respect to which Awards may be granted under the Plan, (ii) the number of Common Units or other units or securities which are subject to outstanding Awards granted under the Plan, and the purchase price thereof, if applicable.

7.2 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different rights to acquire units or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the units subject to the Award prior to such Change in Capitalization.

ARTICLE VIII

TERMINATION AND AMENDMENT OF THE PLAN

The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter, but such termination shall not impair or adversely affect any Awards theretofore granted under the Plan, which Awards shall continue in effect in accordance with the terms and conditions of this Plan and of the applicable Agreement. The Committee may sooner terminate the Plan and the Committee may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Common Units which he or she may have acquired through or as a result of the Plan. To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the unitholders of the Partnership in accordance with applicable law and regulations.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Exclusivity of the Plan.  The adoption of the Plan by the Committee shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire the Common Units, and such arrangements may be either applicable generally or only in specific cases.

9.2 Limitation of Liability.  As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to the Common Units except as specifically provided in the Plan or an Agreement;

(c) limit in any way the right of the Partnership or any of its Subsidiaries to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, express or implied, that the Partnership or any Subsidiary will employ any person at any particular rate of compensation or for any particular period of time.

9.3 Regulations and Other Approvals; Governing Law.  Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

Notwithstanding any other provisions of this Plan, the obligation of the Partnership to deliver the Common Units under the Plan shall, in each case, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(a) Except as otherwise provided in Article VIII hereof, the Committee may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(b) Each Award is subject to the requirement that, if at any time the Committee determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of the Common Units, no Awards shall be granted and no Common Units shall be issued, in whole or in part, unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c) Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition by the Grantee of the Common Units or any other securities acquired pursuant to the Plan is not covered by a then current registration statement under the Act or is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required by the Act and Rule 144 or other regulations thereunder. The Committee may require any Grantee receiving Common Units pursuant to an Award, as a condition precedent to receipt of such Common Units, to represent and warrant to the Partnership in writing that the Common Units acquired by such Grantee are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Common Units shall be appropriately legended to reflect their status as restricted securities as aforesaid.

(d) This Plan is intended to comply with Section 409A of the Code. This Plan and any Agreement shall be interpreted and administered in a manner so that any amount or benefit payable shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Code and the regulations and rulings promulgated thereunder. Notwithstanding anything in the Plan or in any Agreement to the contrary, the Committee may amend the Plan on an Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Agreement to Section 409A of the Code (and the administrative regulations and rulings promulgated thereunder). By accepting an Award under this Plan, a Grantee agrees to any amendment made pursuant to this Section 9.3(d) to any Agreement granted under the Plan without further consideration or action.

9.4 Withholding of Taxes.  At such times as a Grantee recognizes taxable income in connection with the rights to acquire Common Units granted hereunder (a “Taxable Event”), the Grantee shall pay to the Partnership an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such units. The Partnership shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Partnership, the Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Units then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such withholding is done in accordance with any applicable Rule under section 16(b) of the Exchange Act.

9.5 Interpretation.  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of the Plan.

9.6 Effective Date.  The effective date of the Plan shall be the Effective Date. The effectiveness of the Plan is subject to approval of the Plan prior to the Effective Date by the limited partners of the Partnership.

                 Suburban Propane

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on July 22, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/SPH • Follow the steps outlined on the secured website.

Vote by telephone
•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Tri-Annual Meeting Proxy Card	C0123456789

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A   Proposals - The Board of Supervisors unanimously recommends a vote FOR each of Proposals Nos. 1 through 3.

1.	Election of six Supervisors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Harold R. Logan, Jr.	☐	☐	02 - John Hoyt Stookey	☐	☐	03 - Dudley C. Mecum	☐	☐
	04 - John D. Collins	☐	☐	05 - Jane Swift	☐	☐	06 - Michael J. Dunn, Jr.	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of the 2009 Restricted Unit Plan, including to authorize issuance of 1,200,000 Common Units to be available for grant under the Plan.	☐	☐	☐	3. Approval of the adjournment of the Tri-Annual Meeting, if necessary, to solicit proxies.	☐	☐	☐

4. In their discretion to act upon any other matters that may properly come before the Tri-Annual Meeting or any adjournment thereof.
B   Non-Voting Items
Change of Address — Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /
<STOCK#>            012ACA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

    Suburban Propane

Proxy — Suburban Propane Partners, L.P.

For the 2009 Tri-Annual Meeting of Common Unitholders
To Be Held on July 22, 2009 at 9:00 A.M.
The undersigned hereby appoints Paul Abel and Michael Stivala, or either of them, as proxies of the undersigned, with power of substitution to each, to vote all Common Units of Suburban Propane Partners, L.P. (“Suburban”) which the undersigned is entitled to vote at the 2009 Tri-Annual Meeting of Common Unitholders of Suburban to be held at Suburban’s principal executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey, on July 22, 2009 at 9:00 A.M., local time, and at any adjournment or postponement of such Meeting.
This Proxy is solicited on behalf of Suburban’s Board of Supervisors. Each of Proposal Nos. 1 though 3 is being proposed by Suburban, and the Board of Supervisors unanimously recommends a vote FOR each of Proposals Nos. 1 through 3.
When properly executed, this Proxy will be voted as directed. If returned signed, but no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3. Discretion will be used with respect to other matters as may properly come before the meeting or any adjournment or postponement of the meeting if no instruction to the contrary is given.
PLEASE ACT PROMPTLY. SIGN AND DATE AND MAIL YOUR PROXY CARD TODAY.